LOAN AND SECURITY AGREEMENT

Dated as of June 30, 2015

SKECHERS U.S.A., INC.,

SKECHERS U.S.A., INC. II

and

SKECHERS BY MAIL, INC.
as Borrowers,

THE OTHER PERSONS FROM TIME TO TIME PARTY HERETO,
as Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,

BANK OF AMERICA, N.A.,
as Agent,

MUFG UNION BANK, N.A.
as Syndication Agent,

HSBC BANK USA, NATIONAL ASSOCIATION,
as Managing Agent

and

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Page

SECTION 1.
1.1
1.2
1.3
1.4
SECTION 2.
2.1
2.2
2.3
SECTION 3.
3.1
3.2
3.3
3.4
3.5
3.6
3.7
3.8
3.9
SECTION 4.
4.1
4.2
4.3
4.4
4.5
4.6
SECTION 5.
5.1
5.2
5.3
5.4
5.5
5.6
5.7
5.8
5.9
5.10
5.11
SECTION 6.
6.1
6.2
6.3
SECTION 7.
7.1
7.2
7.3
7.4
7.5
7.6
SECTION 8.
8.1
8.2
8.3
8.4
8.5
8.6
8.7
SECTION 9.
9.1
9.2
SECTION 10.
10.1
10.2
10.3
SECTION 11.
11.1
11.2
11.3
11.4
11.5
SECTION 12.
12.1
12.2
12.3
12.4
12.5
12.6
12.7
12.8
12.9
12.10
12.11
12.12
12.13
12.14
SECTION 13.
13.1
13.2
13.3
13.4
SECTION 14.
14.1
14.2
14.3
14.4
14.5
14.6
14.7
14.8
14.9
14.10
14.11
14.12
14.13
14.14
14.15
14.16
14.17
14.18
DEFINITIONS; RULES OF CONSTRUCTION
Definitions.
Accounting Terms.
Uniform Commercial Code.
Certain Matters of Construction.
CREDIT FACILITIES
Revolver Commitment
2.1.1Revolver Loans
2.1.2Notes
2.1.3Use of Proceeds
2.1.4Voluntary Reduction or Termination of Revolver Commitments.
2.1.5Overadvances
2.1.6Protective Advances
2.1.7Increase in Revolver Commitments
[Intentionally Omitted].
Letter of Credit Facility
2.3.1Issuance of Letters of Credit
2.3.2Reimbursement; Participations.
2.3.3Cash Collateral
2.3.4Resignation of Issuing Bank
INTEREST, FEES AND CHARGES
Interest.
3.1.1Rates and Payment of Interest.
3.1.2Application of LIBOR to Outstanding Loans.
3.1.3Interest Periods
3.1.4Interest Rate Not Ascertainable
Fees.
3.2.1Unused Line Fee
3.2.2LC Facility Fees
3.2.3Closing Fee
3.2.4Fee Letters
Computation of Interest, Fees, Yield Protection.
Reimbursement Obligations.
Illegality.
Inability to Determine Rates.
Increased Costs; Capital Adequacy.
3.7.1Increased Costs Generally
3.7.2Capital Requirements
3.7.3LIBOR Loan Reserves
3.7.4Compensation
Mitigation.
Funding Losses.
LOAN ADMINISTRATION
Manner of Borrowing and Funding Revolver Loans.
4.1.1Notice of Borrowing.
4.1.2Fundings by Lenders.
4.1.3Swingline Loans; Settlement.
4.1.4Notices.
Defaulting Lender.
4.2.1Reallocation of Pro Rata Share; Amendments.
4.2.2Payments; Fees.
4.2.3Status; Cure.
Number and Amount of LIBOR Loans; Determination of Rate.
Borrower Agent.
One Obligation.
Effect of Termination.
PAYMENTS
General Payment Provisions.
Repayment of Revolver Loans.
[Intentionally Omitted].
Payment of Other Obligations.
Marshaling; Payments Set Aside.
Application and Allocation of Payments.
5.6.1Application
5.6.2Post-Default Allocation
5.6.3Erroneous Application
Dominion Account.
Account Stated.
Taxes.
5.9.1Payments Free of Taxes; Obligation to Withhold; Tax Payment
5.9.2Payment of Other Taxes
5.9.3Tax Indemnification
5.9.4Evidence of Payments
5.9.5Treatment of Certain Refunds
5.9.6Survival
Lender Tax Information
5.10.1Status of Lenders
5.10.2Documentation
5.10.3Redelivery of Documentation
Guaranty; Nature and Extent of Liability.
5.11.1Guaranty; Joint and Several Liability
5.11.2Permitted Actions
5.11.3Waivers
5.11.4Extent of Liability; Contribution.
5.11.5Qualified ECP and Swap Obligations.
5.11.6Joint Enterprise.
5.11.7Subordination.
5.11.8Subrogation.
5.11.9Independent Obligations.
5.11.10Stay of Acceleration.
CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT
Conditions Precedent to Initial Loans
Conditions Precedent to All Credit Extensions.
Conditions Subsequent.
COLLATERAL
Grant of Security Interest.
Lien on Deposit Accounts and Securities Accounts; Cash Collateral.
7.2.1Deposit Accounts and Securities Accounts
7.2.2Cash Collateral
Pledged Collateral.
7.3.1Pledged Equity.
7.3.2Covenants
7.3.3Other Rights.
7.3.4Additional Interests
7.3.5Registration Rights
Other Collateral
7.4.1Commercial Tort Claims
7.4.2Certain After-Acquired Collateral
Limitations.
Further Assurances.
COLLATERAL ADMINISTRATION
Borrowing Base Reports.
Accounts.
8.2.1Records and Schedules of Accounts
8.2.2Taxes
8.2.3Account Verification
8.2.4Maintenance of Dominion Account
8.2.5Proceeds of Collateral
Inventory.
8.3.1Records and Reports of Inventory
8.3.2Returns of Inventory
8.3.3Acquisition, Sale and Maintenance
Equipment.
8.4.1Records and Schedules of Equipment
8.4.2Dispositions of Equipment
8.4.3Condition of Equipment
Deposit Accounts and Securities Accounts.
8.5.1Accounts Generally
8.5.2Retail Deposit Accounts
General Provisions.
8.6.1Location of Collateral
8.6.2Insurance of Collateral
8.6.3Protection of Collateral
8.6.4Defense of Title
Power of Attorney
REPRESENTATIONS AND WARRANTIES
General Representations and Warranties.
9.1.1Organization and Qualification
9.1.2Power and Authority
9.1.3Enforceability
9.1.4Capital Structure
9.1.5Title to Properties; Priority of Liens
9.1.6Accounts
9.1.7Financial Statements
9.1.8Surety Obligations
9.1.9Taxes
9.1.10Brokers
9.1.11Intellectual Property
9.1.12Governmental Approvals
9.1.13Compliance with Laws
9.1.14Compliance with Environmental Laws
9.1.15Burdensome Contracts
9.1.16Litigation
9.1.17No Defaults
9.1.18ERISA
9.1.19Trade Relations
9.1.20Labor Relations
9.1.21Payable Practices
9.1.22Not a Regulated Entity
9.1.23Margin Stock
9.1.24OFAC
9.1.25Anti-Corruption Laws.
Complete Disclosure.
COVENANTS AND CONTINUING AGREEMENTS
Affirmative Covenants.
10.1.1Inspections; Appraisals
10.1.2Financial and Other Information
10.1.3Notices
10.1.4Landlord and Storage Agreements
10.1.5Compliance with Laws
10.1.6Taxes
10.1.7Insurance
10.1.8Licenses
10.1.9Future Subsidiaries
10.1.10Anti-Corruption Laws
10.1.11Business Locations.
Negative Covenants.
10.2.1Permitted Debt
10.2.2Permitted Liens
10.2.3[Intentionally Omitted]
10.2.4Distributions; Upstream Payments
10.2.5Restricted Investments
10.2.6Disposition of Assets
10.2.7Loans
10.2.8Restrictions on Payment of Certain Debt
10.2.9Fundamental Changes
10.2.10Subsidiaries
10.2.11Organic Documents
10.2.12Tax Consolidation
10.2.13Accounting Changes
10.2.14Restrictive Agreements
10.2.15Hedging Agreements
10.2.16Conduct of Business
10.2.17Affiliate Transactions
10.2.18Plans
10.2.19Amendments to Subordinated Debt
Financial Covenants.
10.3.1Fixed Charge Coverage Ratio
EVENTS OF DEFAULT; REMEDIES ON DEFAULT
Events of Default.
Remedies upon Default.
License.
Setoff.
Remedies Cumulative; No Waiver.
11.5.1Cumulative Rights
11.5.2Waivers
AGENT
Appointment, Authority and Duties of Agent
12.1.1Appointment and Authority
12.1.2Duties
12.1.3Agent Professionals.
12.1.4Instructions of Required Lenders.
Agreements Regarding Collateral and Borrower Materials
12.2.1Lien Releases; Care of Collateral
12.2.2Possession of Collateral
12.2.3Reports
Reliance By Agent.
Action Upon Default.
Ratable Sharing.
Indemnification.
Limitation on Responsibilities of Agent.
Successor Agent and Co-Agents.
12.8.1Resignation; Successor Agent.
12.8.2Co-Collateral Agent.
Due Diligence and Non-Reliance.
Remittance of Payments and Collections.
12.10.1Remittances Generally.
12.10.2Failure to Pay
12.10.3Recovery of Payments
Individual Capacities.
Titles.
Bank Product Providers.
No Third Party Beneficiaries.
BENEFIT OF AGREEMENT; ASSIGNMENTS
Successors and Assigns.
Participations.
13.2.1Permitted Participants; Effect
13.2.2Voting Rights
13.2.3Participant Register
13.2.4Benefit of Setoff
Assignments.
13.3.1Permitted Assignments
13.3.2Effect; Effective Date
13.3.3Certain Assignees
13.3.4Register.
Replacement of Certain Lenders.
MISCELLANEOUS
Consents, Amendments and Waivers.
14.1.1Amendment
14.1.2Limitations
14.1.3Payment for Consents
Indemnity.
Notices and Communications.
14.3.1Notice Address
14.3.2Communications
14.3.3Platform
14.3.4Public Information
14.3.5Non-Conforming Communications
Performance of Obligors’ Obligations; Lien Waivers
Credit Inquiries.
Severability.
Cumulative Effect; Conflict of Terms.
Counterparts; Execution.
Entire Agreement.
Relationship with Lenders.
No Advisory or Fiduciary Responsibility.
Confidentiality.
[Intentionally Omitted].
GOVERNING LAW.
Consent to Forum.
14.15.1Forum
14.15.2Other Jurisdictions
14.15.3Judicial Reference
Waivers by Obligors.
Patriot Act Notice.
NO ORAL AGREEMENT.

LIST OF EXHIBITS AND SCHEDULES

Exhibit A
Exhibit B
Exhibit C
Exhibit D
Schedule P-1
Schedule 1.1
Schedule 2.3.1
Schedule 7.3
Schedule 8.6.1
Schedule 9.1.4(a)
Schedule 9.1.4(b)
Schedule 9.1.11
Schedule 9.1.14
Schedule 9.1.15
Schedule 9.1.16
Schedule 9.1.18
Schedule 9.1.20
Schedule 10.2.2
Schedule 10.2.5
Schedule 10.2.7
Schedule 10.2.17
Assignment
Form of Note
Form of Compliance Certificate
Assignment Notice
Permitted Holders
Commitments of Lenders
Existing Letters of Credit
Pledged Equity
Business Locations
Names and Capital Structure
Closing Date Debt
Patents, Trademarks, Copyrights and Licenses
Environmental Matters
Restrictive Agreements
Commercial Tort Claims
Pension Plans
Labor Contracts
Existing Liens
Closing Date Investments
Closing Date Intercompany Loans
Existing Affiliate Transactions

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of June 30, 2015, among SKECHERS U.S.A., INC., a Delaware corporation (“Skechers”), SKECHERS U.S.A., INC. II, a Delaware corporation (“Skechers II”), SKECHERS BY MAIL, INC., a Delaware corporation (“Skechers By Mail” and, together with Skechers and Skechers II, collectively, the “Borrowers” and, individually, each a “Borrower”), the other Persons party to this Agreement from time to time as Guarantors (the “Guarantors”), the financial institutions party to this Agreement from time to time as Lenders, and
BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION 1.1	Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: 85% of the Value of Eligible Accounts; provided, that (a) no greater than $10,000,000 of the Accounts Formula Amount may be derived from Eligible Extended Terms Accounts, and (b) no greater than $10,000,000 of the Accounts Formula Amount may be derived from Eligible U.S. Government Accounts. If any single Account would constitute both an Eligible Extended Terms Account and an Eligible U.S. Government Account, the full amount of such Account shall be included for purposes of calculating both of the sublimits described in clauses (a) and (b) above.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of any Borrower or Subsidiary with another Person.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that if any Obligor or Subsidiary owns, directly or indirectly, 10% or more of the outstanding Equity Interests of any Person (including any joint venture), such Person shall be deemed to be an Affiliate of such Obligor or Subsidiary.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.11.4.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: for any date of determination, the applicable margin set forth below opposite the average daily Availability for the most recently completed Fiscal Quarter:

Level	Average Daily	Base Rate Revolver	LIBOR Revolver Loans
	Availability	Loans
I	Greater than or equal to $150,000,000	0.25%	1.25%
II	Greater than or equal to $75,000,000 but less than $150,000,000	0.50%	1.50%
III	Less than $75,000,000	0.75%	1.75%

Until September 30, 2015, margins shall be determined as if Level I were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Applicable Reporting Date: (a) with respect to quarterly reports, the close of business of the most recently ended Fiscal Quarter, (b) with respect to monthly reports, the close of business of the most recently ended month, (c) with respect to weekly reports, the close of business of the most recently ended week, and (d) with respect to reports due on any Applicable Reporting Deadline set by Agent pursuant to clause (c) of the definition thereof, the close of business of such day Agent may require in its Permitted Discretion.

Applicable Reporting Deadline: quarterly Borrowing Base Reports will be delivered to Agent within thirty (30) days after the end of each Fiscal Quarter; provided that (a) while Availability is less than $100,000,000 and/or during any Dominion Period, monthly Borrowing Base Reports will be delivered to Agent within thirty (30) days after the end of each month, (b) during a Dominion Period, in addition to the monthly Borrowing Base Reports required pursuant to clause (a) above, weekly Borrowing Base Report roll-forwards will be delivered to Agent weekly, by Wednesday of each week for the report covering the preceding week, and (c) during the existence of an Event of Default, in addition to the monthly and weekly Borrowing Base Reports and roll-forwards required pursuant to clauses (a) and (b) above, Borrowing Base Report roll-forwards will be delivered to Agent with such frequency as Agent may require in its sole discretion; provided, further that, unless otherwise agreed by Agent and Borrower Agent, no Applicable Reporting Deadline shall be deemed to have occurred earlier than 5 Business Days following delivery to Borrower Agent of the draft ineligible Account information initially prepared by Agent as described in Section 8.1.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities and which is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including any disposition in connection with a sale-leaseback transaction or synthetic lease.

Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Eligible Inventory, Eligible In-Transit Inventory or Eligible Accounts that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the Dilution Reserve; (f) reserves, if any, as the Agent in its Permitted Discretion may elect to impose in respect of (and not to exceed the amount of) judgments, orders or awards for the payment of money entered or filed against an Obligor or any of its Subsidiaries (or with respect to any of their respective assets) for which the applicable insurer has issued a denial of coverage or a reservation of rights therefor, if either (i) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which the same is not discharged or satisfied or a stay of enforcement thereof is not in effect, or (ii) enforcement proceedings are commenced upon such judgment, order, or award; and (g) such additional reserves, if any, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time, including without limitation with respect to accrued Royalties, whether or not then due and payable by a Borrower.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Obligor or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) supply chain, inventory floor-planning and other similar types of financings; and (e) other banking products or services, other than Letters of Credit.

Bank Product Reserve: the aggregate amount of reserves, if any, established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations, based upon Agent’s reasonable determination of the credit exposure of the Obligors in respect of Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; (c) LIBOR for a 30 day interest period as of such day, plus 1.0%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Board of Directors: the board of directors (or comparable managers) of Skechers or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by any Borrower hereunder, as well as other Reports provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate Revolver Commitments; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

Borrowing Base Report: a report of the Borrowing Base by Borrowers, in form and substance reasonably satisfactory to Agent.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina or California, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted in the London interbank market.

Capital Expenditures: all liabilities incurred or expenditures made by any Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto, in each case to the extent the same is a capital expenditure in accordance with GAAP; provided that Capital Expenditures shall only include the amount by which the purchase price of such fixed asset (or improvement, replacement, substitution or addition thereto) exceeds (i) the credit granted by the seller of such fixed asset (or improvement, replacement, substitution or addition thereto) for any other asset being traded in at the time of purchase and (ii) the amount of any net cash insurance proceeds used by such Borrower or Subsidiary to purchase such fixed asset (or improvement, replacement, substitution or addition thereto), as applicable.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate or contingent Obligations (including any inchoate or contingent Secured Bank Product Obligations) with respect to which a claim therefor has been asserted, Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

CFC: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making, or issuance of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Permitted Holders fail to own and control, directly or indirectly, the Majority Voting Equity Interests, (b) the acquisition of direct or indirect Control of Skechers by any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act), other than Permitted Holders, (c) Skechers fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Obligor (except pursuant to a transaction expressly permitted hereunder), or (d) the sale or transfer of all or substantially all of assets of an Obligor, except to another Obligor or in a transaction otherwise expressly permitted hereunder.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens granted under any of the Loan Documents, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or under Applicable Law with respect to the relationships established by the Loan Documents, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Competitor: any Person that is, or is directly or indirectly Controlled by any Person, primarily engaged in the footwear business.

Compliance Certificate: a certificate, in the form of Exhibit C, duly completed.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Covenant Testing Period: the period (a) commencing at any time Availability is less than 10.0% of all Revolver Commitments; and (b) continuing until, at all times during each of the preceding 30 consecutive days: (i) no Event of Default has existed and (ii) Availability has been greater than 10.0% of all Revolver Commitments.

Credit Card Issuer: any Person who issues or whose members issue credit cards, check cards, debit cards, stored value cards or other similar cards used by customers of Borrowers to purchase goods, including Household, Carte Blanche, Diners, Discover, MasterCard, VISA and American Express.

Credit Card Processor: PayPal, Inc. and any other servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment with respect to any sales transactions of Borrowers involving (a) credit card, check card, debit card, stored value card or other similar card purchases by consumers using credit cards, check cards, debit cards, stored value cards or other similar cards issued by any Credit Card Issuer or (b) purchases by consumers using an account of such Credit Card Processor.

Credit Card Receivables: all Accounts consisting of the rights of Borrowers to payment by Credit Card Issuers or Credit Card Processors for merchandise sold to customers of Borrowers who have purchased such goods using a credit card, check card, debit card, stored value card or other similar card issued by a Credit Card Issuer or using an account of a Credit Card Processor.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: (a) all obligations for borrowed money, including, in the case of any Obligor, the Obligations, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices, and which are not evidenced by a note or similar instrument), (f) all obligations owing under Hedging Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedging Agreement were terminated on the date of determination), (g) all Prohibited Preferred Stock, and (h) all Contingent Obligations and other obligations guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Debt under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Debt represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Debt, (ii) the amount of any Debt described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets securing such obligation, and (iii) the Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer, unless such Debt is expressly made non-recourse to such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account Control Agreement: a control agreement satisfactory to Agent in its Permitted Discretion executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Designated Jurisdiction: a country or territory that is the subject of a Sanction.

Dilution Percent: the percent, determined for the most recent six calendar month period, equal to (a) Borrowers’ bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) Borrowers’ gross sales.

Dilution Reserve: as of any date of determination, a reserve against the Eligible Accounts equal to 1.0% for each whole percentage point (or portion thereof) by which the Dilution Percent exceeds five percent (5.0%).

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind or stock split) or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Domestic Subsidiary: any Subsidiary that is not a Foreign Subsidiary.

Dominion Account: a special account subject at all times to a Deposit Account Control Agreement, established by Borrowers at Bank of America or another bank acceptable to Agent in its Permitted Discretion, over which Agent has exclusive control during any Dominion Period for withdrawal purposes.

Dominion Period: the period (a) commencing at any time that an Event of Default occurs or at any time Availability is less than 12.5% of all Revolver Commitments; and (b) continuing until, at all times during each of the preceding 30 consecutive days: (i) no Event of Default has existed and (ii) Availability has been greater than 12.5% of all Revolver Commitments.

EBITDA: determined for Skechers on a Consolidated Basis, net income, calculated before interest expense, provision for income taxes, depreciation and amortization (including deferred financing costs and intangibles) expense, gains or losses arising from the sale of capital assets, any extraordinary gains, non-cash extraordinary losses, and non-cash stock compensation expenses (in each case, to the extent included in determining net income). For the purposes of calculating EBITDA for any period of 4 consecutive Fiscal Quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), Borrowers or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

Eligible Account: an Eligible Standard Account, Eligible Extended Terms Account or Eligible U.S. Government Account.

Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment) and Agent; provided, it is acknowledged and agreed that it will not be unreasonable for Borrower Agent to withhold its approval for an assignment to a Competitor; and (c) during an Event of Default, any Person acceptable to Agent in its discretion.

Eligible Extended Terms Account: an Account that meets the requirements of an Eligible Standard Account, except clause (a) of such definition, provided that such Account (a) has selling terms of greater than 90 days, but not more than 120 days, and (b) is not unpaid for more than 120 days after the original invoice date.

Eligible In-Transit Inventory: Inventory owned by a Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of the Borrowers owned or leased within the United States; provided, that without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless (a) it is subject to purchase orders and other sale documentation satisfactory to Agent in its Permitted Discretion and is subject to a negotiable Document showing Agent (or, with the consent of Agent, the applicable Borrower) as consignee, and which Document is in the possession of (i) Agent, or (ii) a customs broker, a freight forwarder, or other handler of Inventory that has executed a Lien Waiver; (b) it is insured in a manner satisfactory to Agent in its Permitted Discretion; (c) it is not sold by a vendor with respect to whom any Borrower is in default of any obligations; (d) title to such Inventory has passed to a Borrower; (e) it is shipped by a common carrier that is not affiliated with the vendor and is not subject to any Sanction or on any specially designated nationals list maintained by OFAC; and (f) it is not determined by Agent in its Permitted Discretion to be ineligible for any other reason. Notwithstanding clause (a) above, Inventory in transit from a foreign location to a location of a Borrower within the United States that is not in compliance with clause (a) may continue to be considered Eligible In-Transit Inventory as long as no Default or an Event of Default exists and Availability (calculated without giving effect to Availability based on any Eligible In-Transit Inventory) is in an amount greater than 25% of all Revolver Commitments.

Eligible Inventory: Inventory owned by a Borrower that (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held or placed on consignment, nor subject to any deposit or down payment; (c) is in new (or returned undamaged and resaleable in Borrowers’ Ordinary Course of Business) and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods (other than goods returned that are undamaged and resalable in Borrowers’ Ordinary Course of Business); (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens; (h) is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document unless such warehouse receipt or negotiable Document shows Agent (or, with the consent of Agent, the applicable Borrower) as consignee, and which warehouse receipt or negotiable Document is in the possession of (i) Agent, or (ii) a customs broker, a freight forwarder, or other handler of Inventory that has executed a Lien Waiver; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on premises leased from a Person other than an Obligor (except for leased retail locations) or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; (l) is not located in any Landlord Lien Retail Location unless (i) otherwise agreed by the Agent in its Permitted Discretion, (ii) a Lien Waiver has been delivered with respect to such location or (iii) an appropriate Rent and Charges Reserve has been established with respect to such location; (m) is not located on any Obligor’s owned Real Estate that is subject to a mortgage, unless the applicable mortgagee has delivered a Lien Waiver or an appropriate Rents and Charges Reserve has been established in respect thereof; (n) is reflected in the details of a current perpetual inventory report; and (o) is not determined by Agent in its Permitted Discretion to be ineligible for any other reason.

Eligible Standard Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods (but not from the provision of services or the possession, use or operation by any Person other than Skechers of any Equipment) and is payable in Dollars; provided, that without limiting the foregoing, no Account shall be an Eligible Standard Account if (a)(i) it has selling terms of greater than 90 days or (ii) it is unpaid for more than 60 days after the original due date or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Standard Accounts under the foregoing clause (a)(ii) and do not otherwise qualify as Eligible Extended Terms Accounts due to failure of the Account Debtor to make payment thereon within 120 days of original invoice date; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% of the aggregate Eligible Standard Accounts (or such higher percentage(s) as Agent may establish for the Account Debtor from time to time)(it being understood that only the Account or portion thereof in excess of such concentration limit shall be excluded); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier which has or has asserted a right of, or is otherwise subject to, offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any Sanction or on any specially designated nationals list maintained by OFAC; or a Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or principal assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects to Agent in its Permitted Discretion; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien other than a Permitted Lien; (j) the goods giving rise to it have not been shipped and billed to the Account Debtor or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it is an Account that constitutes debit memos; (q) it is an Account with respect to which a Borrower has agreed to grant the Account Debtor a discount on the amount of the Account if the Account Debtor pays the discounted amount of the Account within a certain time period, solely to the extent of the maximum proposed discount with respect to the applicable Account; (r) it is a receivable in the form of royalties or other payments from licensing activities; (s) it is a Credit Card Receivables; or (t) it is determined by Agent in its Permitted Discretion to be ineligible for any other reason. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible U.S. Government Account: an Account owing by the United States or any department, agency or instrumentality thereof and that otherwise meets the requirements of Eligible Standard Account, except clause (h) of such definition.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release of hazardous materials regulated pursuant to any Environmental Law (including, without limitation, CERCLA).

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal by an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that any Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 11.1.

Excluded Accounts: any of the following (i) accounts exclusively used in the Ordinary Course of Business for payroll, payroll taxes, employee wages or employee benefits, (ii) accounts containing not more than $2,000,000 in the aggregate at any time, (iii) Retail Deposit Accounts, or (iv) accounts maintained with Bank of America that are used in the Ordinary Course of Business solely for disbursement activities.

Excluded Assets: as defined in Section 7.1.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.10; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Existing Letters of Credit: the Letters of Credit set forth on Schedule 2.3.1.

Extraordinary Expenses: all reasonable costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding with respect to an Obligor or Affiliate of an Obligor; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such reasonable costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, if the Federal Funds Rate as determined above is less than 0.0% per annum, then the Federal Funds Rate shall be deemed to be 0.0% per annum.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined for Skechers on a Consolidated Basis for the most recent 12 months, of (a) EBITDA minus Capital Expenditures made (except those financed with Debt other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges.

Fixed Charges: the sum of interest expense (other than payment-in-kind) paid in cash, scheduled principal payments made on Debt, and Distributions made (other than Distributions made in-kind and excluding, for the avoidance of doubt, any Upstream Payments).

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: any Subsidiary that is not organized or incorporated in the United States or any State or territory thereof.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment or Full Payment of the Obligations: with respect to any Obligations, (a) the full and indefeasible cash payment of all Obligations that are due and payable, including any interest, fees and other charges accruing during an Insolvency Proceeding or that would have accrued but for the commencement of any Insolvency Proceeding (whether or not allowed in the proceeding), (b) if such Obligations are LC Obligations, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its Permitted Discretion, in the amount of required Cash Collateral), and (c) if such Obligations are inchoate or contingent in nature (other than LC Obligations) and a claim has been asserted with respect thereto, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its Permitted Discretion, in the amount required Cash Collateral). No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans have terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantors: Savva’s Cafe, Inc., BrandBlack, LLC and each other Person that guarantees payment or performance of Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent, including pursuant to Section 5.11 of this Agreement.

Hedging Agreement: a “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

HF Logistics: means HF Logistics I, LLC, a Delaware limited liability company.

Immaterial Subsidiary: means any non-operating Subsidiary of the Obligors that holds or owns assets with an aggregate net book value of $1,000,000 or less; and “Immaterial Subsidiaries” means all of them; provided, however, that if any Subsidiary that previously constituted an Immaterial Subsidiary ever either (a) holds or owns assets with an aggregate net book value of greater than $1,000,000 or (b) becomes an operating Subsidiary, then such Subsidiary shall immediately and automatically cease to be an Immaterial Subsidiary and the Borrowers shall be required to comply with the provisions of Section 10.1.9 of this Agreement with respect to such Subsidiary.

Incur: to issue, create, assume, guarantee, incur or otherwise become liable for; the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Event: any case or proceeding commenced by or against any Obligor under any state, federal or foreign law for, or any agreement of such Obligor to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Obligor or any substantial part of its Property; or (c) an assignment or trust mortgage for such Obligor or any substantial part of its Property for the benefit of creditors.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for such Person or any part of its Property for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that any Borrower or any Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: the sum of (a) the lesser of (i) 75% of the aggregate Value of Eligible Inventory consisting of Inventory to be sold at wholesale and (ii) 85% of the NOLV Percentage of the aggregate Value of Eligible Inventory consisting of Inventory to be sold at wholesale, plus (b) the lesser of (i) 75% of the aggregate Value of Eligible Inventory consisting of Inventory to be sold at retail and (ii) 85% of the NOLV Percentage of the aggregate Value of Eligible Inventory consisting of Inventory to be sold at retail, plus (c) the lesser of (i) 75% of the aggregate Value of Eligible In-Transit Inventory and (ii) 85% of the NOLV Percentage of the aggregate Value of Eligible In-Transit Inventory.

Inventory Reserve: reserves established by Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, duties, freight, markdowns and vendor chargebacks.

Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

Investment Property: the Investment Property (as such term is defined in the UCC) of any Obligor, other than Excluded Assets.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.

IRS: the United States Internal Revenue Service.

Issuers: all issuers of Investment Property or Pledged Equity.

Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Landlord Lien Retail Location: those leased retail store locations where any Inventory of any Obligor is located and either (i) such location is located in Washington, Pennsylvania, Virginia and any other state or other jurisdiction in which a landlord’s claim for rent is entitled to priority over Agent’s Lien on any of the Collateral, or (ii) the landlord with respect to such location otherwise has a perfected contractual Lien on any Collateral that is entitled to priority over Agent’s Lien on any of the Collateral.

LC Application: an application by a Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank and Agent.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6.2 (or in the case of a Letter of Credit to be issued on the Closing Date, Sections 6.1 and 6.2); (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the proposed Letter of Credit are satisfactory to Agent and Issuing Bank in their reasonable discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form reasonably satisfactory to Agent and Issuing Bank.

Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender or Issuing Bank by notice to Agent and Borrower Agent.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by Issuing Bank for the account or benefit of any Borrower or Affiliate of a Borrower, including the Existing Letters of Credit.

Letter of Credit Subline: $100,000,000.00.

LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1% and in no event less than zero) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an Interest Period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice. Notwithstanding the foregoing, if LIBOR as determined above is less than 0.0% per annum, then LIBOR shall be deemed to be 0.0% per annum.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest, statutory trust, reservation of title, or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or financing lease having substantially the same economic effect as any of the foregoing.

Lien Waiver: an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, by which (a) for any Collateral located on leased or mortgaged premises, the lessor or mortgagee waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Revolver Loan.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Majority Voting Equity Interests: Equity Interests representing greater than 51% of the Equity Interests of Skechers having the right to vote for the election of members of the Board of Directors.

Margin Stock: as defined in Regulation U of the Board of Governors.

Master Intercompany Subordinated Note: that certain Master Intercompany Subordinated Note, dated as of the Closing Date, made by the Obligors and certain of their Subsidiaries, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

Material Adverse Effect: (a) a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of Obligors (taken as a whole) or of Skechers and its Subsidiaries (taken as a whole), on the value of any material Collateral, or on the enforceability of any Loan Documents; (b) a material impairment of Skechers and its Subsidiaries’ ability to perform their obligations under the Loan Documents to which they are parties or of Agent’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral (in each case with respect to clause (c), other than as a result of an action taken by the Agent or an action not taken that is solely in the control of Agent).

Material Contract: any agreement or arrangement to which any Obligor or any Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Debt (including Subordinated Debt) in an aggregate amount of $25,000,000 or more.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition of Collateral, proceeds (including, when received, any deferred or escrowed payments) received by any Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to Agent.

Notice of Borrowing: a request by Borrower Agent of a Borrowing of Revolver Loans, in form reasonably satisfactory to Agent.

Notice of Conversion/Continuation: a request by Borrower Agent of a conversion or continuation of any Loans as LIBOR Loans, in form reasonably satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower or Guarantor.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, certificate or articles of organization or formation, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: the Master Intercompany Subordinated Note and each LC Document, fee letter, Lien Waiver, Borrowing Base Report, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by an Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: any Acquisition (other than any transaction permitted by Section 10.2.9(a) (which do not need to meet the requirements of this definition in order to be permitted)) consummated if (a)(i) both immediately before and immediately after giving pro forma effect to such Acquisition, Availability is greater than 10.0% of all Revolver Commitments and no Default or Event of Default exists or is caused thereby, (ii) the Acquisition is consensual; (iii) the assets, business or Person being acquired is useful or engaged in the business of Borrowers and Subsidiaries or any business materially related or incidental thereto; (iv) no Debt is assumed other than Permitted Debt and no Liens are assumed other than Permitted Liens; provided that such Permitted Liens do not attach to Accounts, Inventory, Deposit Accounts or Securities Accounts of any Obligor (or any proceeds of the foregoing) without the prior written consent of Agent and Required Lenders in their sole discretion, (v) either (A) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving pro forma effect to such Acquisition (as if such Acquisition were made on the last day of the most recently ended period for which financial statements have been delivered pursuant to Section 10.1.2), is greater than 1.0 to 1.0, or (B) at all times during each of the 30 consecutive days preceding such Acquisition, Availability (determined on a pro forma basis as if such Acquisition were made at the start of such 30-day period) has been greater than 17.5% of all Revolver Commitments, and (vi) Borrowers deliver to Agent, at least 10 Business Days prior to such Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance reasonably satisfactory to Agent and signed by a Senior Officer, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements, or (b) approved in writing by Agent and Required Lenders in their sole discretion.

Permitted Asset Disposition: an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $5,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) the licensing (i) on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the Ordinary Course of Business or (ii) on an exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the Ordinary Course of Business so long as either (A) the patents, trademarks, copyrights, and other intellectual property subject to such exclusive license are not owned by an Obligor or, if owned by an Obligor, the territory with respect to which the exclusive license is granted does not include the United States or a territory within the United States, or (B) such exclusive license does not grant a right to use such patents, trademarks, copyrights, and other intellectual property rights in connection with the manufacture, design, distribution or sale of footwear of any kind; (f) a use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, including, in any event, forfeiture of deposits in connection with proposed acquisitions that are not consummated; (g) a granting of Permitted Liens; (h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, a sale or discount, in each case without recourse, of Accounts arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof; (i) any involuntary loss, damage or destruction of property; (j) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (k) a leasing (or subleasing) in the Ordinary Course of Business of Real Estate owned (or leased) by Skechers or its Subsidiaries, so long as the same do not materially impede the Ordinary Course of Business of Skechers or its Subsidiaries; (l) a sale, issuance or split of Equity Interests (other than Prohibited Preferred Stock) of Skechers; (m) a making of an Investment other than a Restricted Investment; (n) a payment of Distributions but only to the extent that they are permitted pursuant to Section 10.2.4; (o) a termination of contracts, licenses, leases or subleases in the Ordinary Course of Business to the extent that they are not economically desirable in the conduct of the Obligors’ business (taken as a whole) and so long as the termination thereof is not materially adverse to the interests of the Lenders; (p) a closing of retail stores and dispositions of Inventory or Equipment in connection therewith, so long as, if after giving effect to any proposed closure of a retail store by any Obligor or any series of related retail store closures by any of the Obligors, the aggregate amount of retail stores closed by the Obligors in the immediately preceding twelve month period would equal or exceed twenty (20) retail stores, then the Borrowers shall provide Agent with not less than 45 Business Days prior written notice before conducting such retail store closure or series of related retail store closures; (q) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any disposition of Real Estate, (r) a conveyance, sale, lease, license, assignment, transfer, or other disposition of patents, trademarks, copyrights or other intellectual property of Skechers or its Subsidiaries (including in connection with the settlement or other resolution of claims, disputes, litigation, arbitration, or other adverse proceedings) to the extent not necessary in the conduct of Skechers’ and its Subsidiaries’ business, taken as a whole; (s) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, a sale of all of the Equity Interests of the Skechers/HF JV Entity held by Skechers RB to HF Logistics pursuant to the buy-sell provisions of Article 8 of the Skechers/HF JV LLC Agreement (as in effect on the date hereof); (t) a disposition of all of the Equity Interests of the Skechers/HF JV Entity held by Skechers RB in connection with the dissolution and windup of the Skechers/HF JV Entity pursuant to Section 13.3 of the Skechers/HF JV LLC Agreement (as in effect on the date hereof); (u) consummated where both immediately before and immediately after giving pro forma effect thereto, Availability is greater than 15% of all Revolver Commitments, and no Default or Event of Default has occurred and is continuing or would result therefrom; or (v) approved in writing by Agent and Required Lenders; and provided that the Net Proceeds of any Asset Disposition of Property that constitutes Collateral are remitted to an account that is subject to a Deposit Account Control Agreement, which account must be a Dominion Account (or a lockbox relating to a Dominion Account) to the extent such Net Proceeds are received during a Dominion Period.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal, performance, statutory or bid bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Property permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $5,000,000 or less at any time.

Permitted Debt: as defined in Section 10.2.1.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Holder: the Persons identified on Schedule P-1.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount does not exceed $25,000,000 at any time.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Platform: as defined in Section 14.3.3.

Pledged Equity: except to the extent any of the following would constitute Excluded Assets, the Equity Interests listed on Schedule 7.3, together with any other Equity Interests, certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Obligor while this Agreement is in effect.

Preferred Stock: as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

Prime Rate: the rate of interest publicly announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Prohibited Preferred Stock: any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than one year after the Revolver Termination Date, or, on or before the date that is less than one year after the Revolver Termination Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent in its Permitted Discretion; and (f) if the obligation results from entry of a judgment or other order, there is not a period of more than 30 consecutive days during which a stay of such judgment or order pending appeal or other judicial review is not in effect.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of Equipment or other fixed assets; (b) Debt (other than the Obligations) incurred within 30 days before or after acquisition of any Equipment or other fixed assets, for the purpose of financing any of the purchase price or cost thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the Equipment or other fixed assets acquired or leased with such Debt, all parts, attachments, accessories, accessions, substitutions or replacements thereto and the proceeds thereof and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Real Estate Holding Subsidiary: means a Subsidiary of Skechers which does not own any property or assets other than (i) Real Estate and other assets necessary in connection with the ownership of such Real Estate or (ii) Equity Interests in an Affiliate or joint venture which does not own any Property or assets other than Real Estate and other assets necessary in connection with the ownership of such Real Estate, including each of the Subsidiaries identified on Schedule 9.1.4(a) as a “real estate holding company”.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, and a weighted average life no less than the Debt being extended, renewed or refinanced and the interest rate and fees payable with respect thereto are on market terms at the time of such Refinancing; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it, taken as a whole, are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Debt that is the result of an extension, renewal or refinancing of Debt permitted under Sections 10.2.1(b), (c), (d), (f) or (q).

Reimbursement Date: as defined in Section 2.3.2.

Rents and Charges Reserve: the aggregate of (a) all past due rent, payments and other amounts owing by an Obligor (or any Affiliate of Skechers that owns any Real Estate subject to a mortgage) to any mortgagee, landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or leases to such Obligor a location where any Collateral is stored, and (b) with respect to Landlord Lien Retail Locations and locations where Collateral is located (other than retail store locations), a reserve not to exceed three months’ rent, payments and other charges that would be payable to any such Person, unless (i) a Lien Waiver has been delivered with respect to such location or (ii) with respect to Landlord Lien Retail Locations, Agent determines in its discretion not to impose such reserve.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

Required Lenders: two or more unaffiliated Secured Parties holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full, the aggregate remaining Obligations; provided, however, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit.

Restricted Investment: any Investment by an Obligor, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) cash and Cash Equivalents maintained in accordance with Section 8.5; (c) loans and advances permitted under Section 10.2.7; (d) Permitted Acquisitions; (e) Investments described on Schedule 10.2.5 hereto outstanding on the Closing Date; (f) Investments permitted by Section 10.2.9(a); (g) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business; (h) deposits on, and advance payments in respect of the purchase price for, purchases of goods or services in the Ordinary Course of Business; (i) Investments received in settlement or satisfaction of amounts due to any Obligor or any of its Subsidiaries effected in the Ordinary Course of Business or owing to any Obligor or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of an Obligor or its Subsidiaries; (j) Investments which constitute Permitted Debt; (k) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases; and (l) any other Investment made if (i) both immediately before and immediately after giving pro forma effect to such Investment, Availability is greater than 10.0% of all Revolver Commitments and no Default or Event of Default exists or is caused thereby, and (ii) either (x) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving pro forma effect to such Investment (as if such Investment were made on the last day of the most recently ended period for which financial statements have been delivered pursuant to Section 10.1.2), is greater than 1.0 to 1.0, or (y) at all times during each of the 30 consecutive days preceding such Investment, Availability (determined on a pro forma basis as if such Investment were made at the start of such 30-day period) has been greater than 17.5% of all Revolver Commitments at all times.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower or other Obligor to incur or repay the Obligations, to grant Liens on any Collateral, to declare or make Distributions or to modify, extend or renew any other agreement evidencing Obligations.

Retail Deposit Accounts: accounts exclusively used by Borrowers’ retail stores for the deposit of collections in the Ordinary Course of Business.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Sections 2.1.4(b) or 2.1.7 or an Assignment to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Termination Date: June 30, 2020.

Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

Sanction: any sanction administered or enforced by the U.S. Government (including OFAC), United Nations Security Council, European Union, Her Majesty’s Treasury or other sanctions authority.

SEC: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by any Obligor or Subsidiary to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Securities Account Control Agreement: a control agreement satisfactory to Agent in its Permitted Discretion executed by an institution maintaining a Securities Account for an Obligor, to perfect Agent’s Lien on such account.

Securities Act: the Securities Act of 1933, as in effect from time to time.

Securities Exchange Act: the Securities Exchange Act of 1934, as in effect from time to time.

Security Documents: the Guaranties, IP Assignments, Deposit Account Control Agreements, Securities Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Skechers/HF JV Entity: means HF Logistics-SKX, LLC, a Delaware limited liability company.

Skechers/HF JV LLC Agreement: means that certain Limited Liability Company Agreement of HF Logistics-SKX, LLC, dated January 30, 2010, between Skechers RB and HF Logistics.

Skechers on a Consolidated Basis: the consolidation in accordance with GAAP of the financial statements of Skechers, its Subsidiaries and each other Person (including variable interest entities) consolidated therewith in accordance with GAAP.

Skechers RB: means Skechers R.B., LLC, a Delaware limited liability company.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value (as defined below) is greater than the amount required to pay all of its debts as they become due; (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).

Star Wars License: those certain Standard Terms and Conditions, dated November 1, 2014, by and between Disney Consumer Products, Inc. and Skechers USA, Inc., as amended by that certain First Amendment to the Standard Terms and Conditions, dated November 1, 2014, and all related documents and amendments, whereby Disney Consumer Products, Inc. grants to Skechers the right to use various Star Wars trademarks on footwear, for wholesale and retail distribution in various countries throughout the World.

Stated Amount: the outstanding undrawn amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Subordinated Debt: Debt that is expressly subordinate and junior in right of payment to Full Payment of the Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent in its Permitted Discretion.

Subsidiary: with respect to Skechers:

(a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of Skechers (or a combination thereof); and

(b) any partnership, joint venture or limited liability company or similar entity of which (i) more than 50% of the Equity Interests having voting power are owned or controlled, directly or indirectly, by Skechers or one or more of the other Subsidiaries of Skechers or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) Skechers or any Subsidiary of Skechers is a controlling general partner or equivalent.

Supermajority Lenders: two or more unaffiliated Secured Parties holding 66.66% or more of (a) the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full, the aggregate remaining Obligations; provided, however, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit.

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unused Line Fee Rate: a per annum rate equal to 0.25%.

Upstream Payment: a Distribution by a Subsidiary of an Obligor to an Obligor or another Subsidiary.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Letter-of-Credit Right”, “Securities Account” and “Supporting Obligation.”

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means Pacific time; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent in its Permitted Discretion (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. Any Event of Default shall be deemed to be continuing until waived in writing by the Required Lenders.

SECTION 2.	CREDIT FACILITIES
2.1	Revolver Commitment
	2.1.1	Revolver Loans

Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.

2.1.2	Notes

Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver one or more promissory notes to such Lender in the form of Exhibit B or otherwise satisfactory to such Lender, Agent and Borrower Agent, evidencing its Loans.

2.1.3	Use of Proceeds

The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the subject of any Sanction; (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in a transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction.

2.1.4	Voluntary Reduction or Termination of Revolver Commitments.

(a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 30 days prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable. On the termination date, Borrowers shall make Full Payment of the Obligations.

(b) Borrowers may permanently reduce the Revolver Commitments, on a ratable basis for all Lenders, upon at least 30 days prior written notice to Agent delivered at any time after the First Loan Year, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $25,000,000, or an increment of $5,000,000 in excess thereof.

2.1.5	Overadvances

If Revolver Usage exceeds the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Revolving Commitments; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance is not increased by more than $25,000,000 and does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause Revolver Usage to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6 Protective AdvancesAgent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate outstanding amount not known by Agent to exceed 10% of the Revolving Commitments at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the aggregate Revolver Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7	Increase in Revolver Commitments

Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee to be mutually agreed by Agent and Borrowers, (b) increases under this Section do not exceed $100,000,000.00 in the aggregate and no more than 4 increases are made, (c) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, and (d) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, then Eligible Assignees invited to join by the Borrowers or with the consent of the Borrowers may issue additional Revolver Commitments and become Lenders hereunder. Agent shall allocate, in its discretion and in consultation with the Borrower Agent, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees invited to join by the Borrowers or with the consent of the Borrowers. Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.

2.2	[Intentionally Omitted].
2.3	Letter of Credit Facility
	2.3.1	Issuance of Letters of Credit

Issuing Bank shall issue Letters of Credit from time to time until the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.

(c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; except as expressly set forth in the Letter of Credit, the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e) All Existing Letters of Credit shall be deemed to have been issued pursuant to this Agreement and from and after the Closing Date shall be subject to and governed by the terms and conditions of this Agreement, including without limitation Section 3.2.2.

2.3.2	Reimbursement; Participations.

(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Borrowers thereof. If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may require that the Lenders provide Issuing Bank with written instructions (and in its discretion, appropriate assurances) in connection with the taking of any action with respect to a Letter of Credit.

2.3.3	Cash Collateral

Subject to Section 2.1.5, if at any time (a) an Event of Default exists, or (b) the Commitment Termination Date has occurred, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding Letters of Credit. Borrowers shall, at Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender which has not been reallocated pursuant to Section 4.2. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4	Resignation of Issuing Bank

Issuing Bank may resign at any time upon not less than thirty (30) days prior notice to Agent and Borrowers (provided that if a Default or Event of Default has occurred and is continuing, such resignation may be effective immediately upon such notice). From the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

SECTION 3.	INTEREST, FEES AND CHARGES
3.1	Interest.
	3.1.1	Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due) other than with respect to Letters of Credit, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.

(b) During an Insolvency Event with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such additional cost and expenses.

(c) Interest shall accrue from the date a Loan is advanced or Obligation (other than with respect to Letters of Credit) is incurred or payable, until paid in full by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations (other than with respect to Letters of Credit) shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2	Application of LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period for any LIBOR Loan, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loan into a Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.

3.1.3	Interest Periods

In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4	Interest Rate Not Ascertainable

If, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or that any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans.

3.2	Fees.
	3.2.1	Unused Line Fee

Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2	LC Facility Fees

Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3	Closing Fee

On the Closing Date, Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a closing fee of $625,000.

3.2.4	Fee Letters

Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration absent manifest error in the calculation thereof. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4 Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers shall also reimburse Agent for all reasonable legal, accounting, appraisal, consulting, and other reasonable fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting in Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates. Agent will promptly notify Borrower Agent and Lenders if, in connection with any Loan or request for a Loan, (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR for the Interest Period; or (b) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a LIBOR Loan or, failing that, will be deemed to have requested a Base Rate Loan.

3.7	Increased Costs; Capital Adequacy.
	3.7.1	Increased Costs Generally

If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR) or Issuing Bank;

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense (other than Taxes) affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2	Capital Requirements

If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3	LIBOR Loan Reserves

If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive absent manifest error). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4	Compensation

Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 Funding Losses. Except as expressly set forth in Section 5.2, if for any reason (a) any Borrowing, conversion or continuation of a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4 due to a request of Borrower Agent, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.	LOAN ADMINISTRATION
4.1	Manner of Borrowing and Funding Revolver Loans.
	4.1.1	Notice of Borrowing.

(a) Whenever Borrowers desire a funding of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent by 11:00 a.m. (i) on the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or LIBOR Loan, and (D) in the case of a LIBOR Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b) Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Revolver Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c) If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2	Fundings by Lenders.

Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Loan or by 3:00 p.m. at least two Business Days before a proposed funding of a LIBOR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds on the requested funding date as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. A Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3	Swingline Loans; Settlement.

(a) To fulfill any request for a Base Rate Revolver Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $25,000,000. Swingline Loans shall constitute Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below.

(b) Settlement of Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4	Notices.

Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders based on the telephonic or e-mailed instructions given by Borrowers, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2	Defaulting Lender. Notwithstanding anything herein to the contrary:

	4.2.1	Reallocation of Pro Rata Share; Amendments.

For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent shall reallocate such obligations and rights to the non-Defaulting Lenders in accordance with their Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2	Payments; Fees.

Agent shall receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent shall use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3	Status; Cure.

Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender (provided that nothing in this sentence shall limit, impair or otherwise modify the terms of Section 4.2.1 or the reallocation of rights and obligations of a Defaulting Lender set forth therein).

4.3 Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $1,000,000 in excess thereof. No more than 10 Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4 Borrower Agent. Each Borrower hereby designates Skechers as its representative and agent for all purposes under the Loan Documents (in such capacity, the “Borrower Agent”), including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5 One Obligation. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and (except to the extent otherwise expressly provided in any Loan Document) are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Obligor to the extent of any Obligations jointly or severally owed by such Obligor.

4.6 Effect of Termination. On the effective date of the termination of all Commitments, the Obligations (other than any Secured Bank Product Obligations which are not terminated by the applicable Secured Bank Product Provider) shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall be required to terminate its Liens upon receipt of Full Payment of the Obligations and hereby agrees, at the expense of the Obligors, to provide evidence of such termination as may be reasonably requested by the Obligors; provided, however, that Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation, or warranty. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5. PAYMENTS

5.1 General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Subject to Sections 5.2 and 5.6, Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2 Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base. For any Asset Disposition of Accounts or Inventory, Borrowers shall apply the Net Proceeds of such Asset Disposition of Accounts or Inventory to repay Revolver Loans equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in Borrowing Base resulting from the disposition; provided that, any such Net Proceeds shall be applied first to any Base Rate Loans, and, then to any LIBOR Loans, provided, further that if application of such Net Proceeds toward payment of a LIBOR Loan would be on a day other than the last day of the applicable Interest Period and would result in Borrowers having any liability under Section 3.9, Agent shall, unless a Default or Event of Default has occurred and is continuing or unless otherwise requested by Borrower Agent, hold the amount of such payment of Net Proceeds as Cash Collateral for the Obligations until the last day of such Interest Period and then apply such Net Proceeds to the payment of the applicable LIBOR Loan on such last day.

5.3	[Intentionally Omitted].

5.4 Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6	Application and Allocation of Payments.
	5.6.1	Application

Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2	Post-Default Allocation

Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all amounts owing to Agent on Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c) third, to all amounts owing to Issuing Bank;

(d) fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e) fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f) sixth, to Cash Collateralize all LC Obligations;

(g) seventh, to all Loans, and to Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h) eighth, to all other Secured Bank Product Obligations;

(i) ninth, to all remaining Obligations; and

(j) last, to the Borrower Agent or as otherwise required by Applicable Law.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations set forth in this Section 5.6.2 are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section 5.6.2 is not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section 5.6.2.

5.6.3	Erroneous Application

Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7 Dominion Account. During any Dominion Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists.

5.8 Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9	Taxes.
	5.9.1	Payments Free of Taxes; Obligation to Withhold; Tax Payment

(a) All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its good faith discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.

(b) If Agent or any Obligor is required by the Code to withhold or deduct Taxes from any payment under the Loan Documents, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment under the Loan Documents, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2	Payment of Other Taxes

Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.9.3	Tax Indemnification

(a) Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, Agent (i) against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this paragraph (b).

5.9.4	Evidence of Payments

If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.9.5	Treatment of Certain Refunds

Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its sole good faith discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6	Survival

Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.10	Lender Tax Information5.10.1 Status of Lenders

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent, at the time or times reasonably requested by Borrowers or Agent, properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.10.2	Documentation

Without limiting the foregoing, if any Borrower is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

5.10.3	Redelivery of Documentation

If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its legal inability to do so.

5.11	Guaranty; Nature and Extent of Liability.
	5.11.1	Guaranty; Joint and Several Liability

Each Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders, the prompt payment and performance of all Obligations, except its Excluded Swap Obligations. Each Obligor agrees that all of the Obligations shall be the joint and several obligations of each Obligor without preferences or distinction among them. If and to the extent that any Obligor shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Obligors will make such payment with respect to, or perform, such Obligation until the Full Payment of the Obligations. Each Obligor agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such guaranty obligations are absolute and unconditional, irrespective of, and will not be discharged, impaired, or affected by: (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound, or the power or authority or lack thereof of any other Obligor to incur its Obligations; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing by any Borrower or grant of a Lien by any Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; (h) any payment of the Obligations at any time or from time to time, except Payment in Full of the Obligations; (i) the existence or non-existence of any Obligor as a legal entity; (j) any transfer by any Obligor of all or any part of any Collateral; (k) any statute of limitations affecting the liability of any other Obligor hereunder or under any of the other Loan Documents or the ability of Agent or any Lender to enforce this Agreement, this Section 5.11, or any other provision of any Loan Document; (l) any right of offset, counterclaim or defense of any Obligor, including those that have been waived by the Obligors pursuant to this Section 5.11; (m) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 5.11 afford grounds for terminating, discharging or relieving any Obligor, in whole or in part, from any of its Obligations under this Section 5.11. Each Obligor represents and warrants to Agent and each Lender that such Obligor is currently informed of the financial condition of the other Obligors and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Obligor further represents and warrants to Agent and each Lender that such Obligor has read and understands the terms and conditions of the Loan Documents. Each Obligor hereby covenants that such Obligor will continue to keep informed of the Obligors’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Obligor, or otherwise, the provisions of this Section 5.11 will forthwith be reinstated in effect, as though such payment had not been made. Each Obligor hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Obligor will not demand, sue for or otherwise attempt to collect any indebtedness of any other Obligor owing to such Obligor until the Obligations shall have been repaid in full in cash. If, notwithstanding the foregoing sentence, such Obligor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Obligor as trustee for Agent, and such Obligor shall deliver any such amounts to Agent for application to the Obligations.

5.11.2	Permitted Actions

Except as otherwise expressly provided by this Agreement, Agent and Lenders may from time to time, in their sole discretion and without notice to any Obligor, take any or all of the following actions: (a) retain or obtain Liens in any assets of any other Obligor or any other Person, with the agreement of such other Obligor or other Person, to secure any of the Obligations; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Obligors, with respect to any of the Obligations; (c) extend or renew for one or more periods (whether or not longer than the original period), or, with the agreement of the Obligors, alter or exchange any of the Obligations; (d) waive, ignore, or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by the Obligors under the Loan Documents; (e) release, waive, or compromise any obligation of the Obligors hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Obligations; (f) release Agent’s Liens in, or surrender, release or permit any substitution or exchange for, all or any part of the Collateral now or hereafter securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any Obligor with respect to any such property; and (g) demand payment or performance of any of the Obligations from any Obligor at any time or from time to time, whether or not Agent or any Lender has exercised any of its rights or remedies with respect to any property securing any of the Obligations or any obligation hereunder or proceeded against any other Obligor or other Person primarily or secondarily liable for payment or performance of any of the Obligations.

5.11.3	Waivers

(a) Each Obligor expressly waives, to the extent not prohibited by Applicable Law, and except to the extent otherwise expressly required pursuant to this Agreement or any other Loan Document: (i) notice of acceptance by Agent or any Lender; (ii) notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Obligations; (iii) notice of the occurrence of any Default or Event of Default, (iv) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Obligations or the amount thereof or any payment or performance by the Obligors hereunder; (v) notice of any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or any Lender at any time or times in respect of any default by any Obligor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Obligor, (vi) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing; (vii) any right to direct or affect the manner or timing of Agent’s or any Lender’s enforcement of its rights or remedies; and (viii) any and all defenses that would otherwise arise upon the occurrence of any event or contingency described in Section 5.11.1 or Section 5.11.2 hereof or upon the taking of any action by Agent or any Lender permitted hereunder.

(b) Each Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any other Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor. It is agreed among the Obligors, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(c) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that such Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Obligor shall not impair any other Obligor’s obligation to pay the full amount of the Obligations. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

(d) Each Obligor waives all rights and defenses that such Obligor may have because any of the Obligations may after the date of this Agreement become secured by real property. This means, among other things: (i) Agent or any Lender may collect from any Obligor without first foreclosing on any real or personal property collateral pledged by the other Obligors; and (ii) if Agent or any Lender forecloses on any real property collateral pledged by the other Obligors: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Agent or any Lender may collect from any Obligor even if such Agent or Lender, by foreclosing on the real property collateral, has destroyed any right any Obligor may have to collect from any other Obligor. This is an unconditional and irrevocable waiver of any rights and defenses any Obligor may have because any of the Obligations may become, after the date of this Agreement, secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Without limiting the foregoing, each Obligor waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Obligor’s rights of subrogation and reimbursement against any other Person, including such Obligor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure.

(e) Each Obligor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that such Obligor may have to seek reimbursement, contribution, or indemnification from any other Obligor or others based on any right such Obligor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Obligor under this Agreement. Each Obligor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of such Obligor’s rights, if any, may entitle such Obligor to assert a defense to this Agreement based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Agreement, each Obligor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Obligor will be fully liable under this Agreement even though Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that such Obligor will not assert that defense in any action or proceeding which Lender may commence to enforce this Agreement; (iii) acknowledges and agrees that the rights and defenses waived by Lender in this Agreement include any right or defense that Lender may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code or any similar laws of any other applicable jurisdiction; and (iv) acknowledges and agrees that Lender is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which Lender is receiving for creating the Obligations.

(f) Each Obligor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

(g) Each Obligor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Guarantors by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Code of Civil Procedure or any similar laws of any other jurisdiction.

(h) As provided in Section 14.14, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. To the extent the foregoing provisions of this Section 5.11.3 refer to California law, such references have been included in this Agreement out of an abundance of caution, and the inclusion of such provisions shall not be deemed to affect or limit in any way the choice of New York law by the parties hereto.

5.11.4	Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Obligor’s liability under this Section 5.11 shall not exceed the greater of (i) all amounts for which such Obligor is primarily liable, as described in clause (c) below, and (ii) such Obligor’s Allocable Amount.

(b) If any Obligor makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Obligor’s Allocable Amount bore to the total Allocable Amounts of all Obligors, then such Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Obligor for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Obligor shall be the maximum amount that could then be recovered from such Obligor under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Section 5.11.4(a) shall not limit the liability of any Obligor to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Obligor shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Obligor and to restrict the disbursement and use of Loans and Letters of Credit to an Obligor based on that calculation.

5.11.5	Qualified ECP and Swap Obligations.

Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of the Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.11.6	Joint Enterprise.

Each Obligor has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Obligors’ business most efficiently and economically. Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group. Obligors believe that consolidation of their credit facility will enhance the borrowing power of each Obligor and ease administration of the facility, all to their mutual advantage. Obligors acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Obligors and at Obligors’ request.

5.11.7	Subordination.

Each Obligor hereby irrevocably subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of the Obligations.

5.11.8	Subrogation.

No Obligor will exercise any rights that such Obligor may acquire by way of subrogation under this Section 5.11, by any payment hereunder or otherwise, until Full Payment of the Obligations. If any amount shall be paid to any Obligor on account of such subrogation rights at any other time, such amount shall be held in trust for the benefit of Agent and shall be forthwith paid to Agent to be credited and applied to the Obligations, whether matured or unmatured, in such order as provided for in this Agreement. Notwithstanding anything to the contrary contained herein, no Obligor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Obligor, including after Full Payment of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such other Obligor, whether pursuant to this Agreement or otherwise.

5.11.9	Independent Obligations.

The obligations of each Obligor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Obligor, and a separate action may be brought against any Obligor to enforce its guaranty hereunder, whether or not any Borrower or any other Obligor or any other person or entity is joined as a party.

5.11.10	Stay of Acceleration.

If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Obligor under any Insolvency Proceeding, or otherwise, all such amounts shall nonetheless be payable by such Obligor immediately upon demand by Agent or any Lender.

SECTION 6. 6.1	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT Conditions Precedent to Initial Loans

In addition to the conditions set forth in Section 6.2, Lenders shall not be required to make the initial extensions of credit to Borrowers hereunder until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(d) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(e) Agent shall have received a written opinion of Sheppard, Mullin, Richter & Hampton LLP, as well as any local counsel to Borrowers or Agent, in form and substance reasonably satisfactory to Agent.

(f) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(g) Agent shall have received copies of policies, certificates of insurance and endorsements (including additional insured and lenders loss payable endorsements) for the insurance policies carried by the Obligors, all in compliance with the Loan Documents.

(h) Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results reasonably satisfactory to Agent. No material adverse change in the financial condition of the Obligors, taken as a whole, or in the quality, quantity or value of the Collateral, taken as a whole, shall have occurred since December 31, 2014;

(i) Borrowers shall have paid all fees and expenses due to Agent and Lenders on the Closing Date.

(j) Agent shall have received a Borrowing Base Report as of March 31, 2015. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $50,000,000.

(k) Agent shall have received a Lien Waiver from HF Logistics-SKX T1, LLC (or its successor as landlord prior to the Closing Date, if any) with respect to the leased premises commonly known as 29800 Eucalyptus Avenue, Moreno Valley, California 92555.

(l) Agent shall have received a Lien Waiver from OHL International, as the Borrowers’ customs broker.

(m) All (i) corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel, and (ii) documents, instruments and agreements required to be delivered by or on behalf of the Obligors pursuant to the “closing checklist” provided by Agent’s counsel in connection with this Agreement shall be delivered in form and substance satisfactory to Agent and its counsel.

6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date);

(c) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(d) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

(e) Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.

6.3 Conditions Subsequent. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied on or before the date applicable thereto (and the failure by Borrowers to so satisfy or cause such conditions to be satisfied as and when required by the provisions of this Section 6.3 shall constitute an immediate Event of Default):

(a) Within 30 days of the Closing Date, Borrowers shall have established a Dominion Account and related lockbox at Bank of America;

(b) Within 120 days of the Closing Date, Borrowers shall have either closed or delivered a Deposit Account Control Agreement with respect to (i) the lockbox account maintained with Wells Fargo Bank, N.A. with an account number ending in 6192, and (ii) the lockbox maintained with CIT Commercial Services with a P.O. Box number ending in 37989.

(c) Within 120 days of the Closing Date, Borrowers shall have closed all Deposit Accounts (other than Excluded Accounts) that are not subject to a Deposit Account Control Agreement and all Securities Accounts that are not subject to a Securities Account Control Agreement.

(d) Within 60 days of the Closing Date, Borrowers shall have delivered to Agent an original executed stock certificate, evidencing 15,300 issued shares of Skechers (Thailand) Ltd. owned by Skechers, together with an undated instrument of transfer covering such certificate duly executed in blank by Skechers.

SECTION 7. COLLATERAL

7.1 Grant of Security Interest. To secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all personal Property of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located (the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including Intellectual Property;

(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property and all Pledged Equity;

(j) all Letter-of-Credit Rights;

(k) all Securities Accounts;

(l) all Supporting Obligations;

(m) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(n) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;

provided, however, that notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include, and the security interest created by this Agreement shall not extend to, the following (the “Excluded Assets”): (i)(A) the Equity Interests of any Foreign Subsidiary that is not a first tier Foreign Subsidiary of an Obligor, and (B) the voting stock of any CFC solely to the extent that such voting stock represents more than 65% of the outstanding voting stock of such CFC; provided, that the foregoing exclusion in clause (B) shall, with respect to any Foreign Subsidiary that is a CFC at the time of grant of such pledge or hypothecation, automatically cease to apply at any time such Foreign Subsidiary is no longer a CFC, (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal Property of any Obligor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited, would constitute a breach or default thereunder, would result in the termination thereof, or would require the consent of any non-Obligor party thereto and such applicable prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained, (iii) any rights or interests in any governmental licenses or state or local franchises, charters, and authorizations of any Obligor if under the terms of such licenses, franchises, charters or authorizations, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited, would constitute a breach or default thereunder, would result in the termination thereof, or would require the consent of any non-Obligor party thereto and such applicable prohibition or restriction has not been waived or the consent of the other party to such licenses, franchises, charters, or authorizations has not been obtained, (iv) to the extent prohibited by the terms of any applicable Organic Documents, including joint venture agreements or shareholders’ agreements, Equity Interests in any joint venture or non-wholly owned Subsidiary of Borrowers and such prohibition has not been waived or the consent of the requisite parties to such documents has not been obtained; provided that such prohibition is a general prohibition on the granting of a Lien in any Equity Interests held by any shareholder or joint-venturer and was not created in contemplation of this Agreement, (v) any personal property (including property acquired through acquisition or merger of another entity) if the granting of a security interest therein or the pledge thereof is prohibited by any License (including the Star Wars License), contract or other agreement (including that certain Master Loan and Security Agreement dated as of December 29, 2010 by and among Skechers, Banc of America Leasing & Capital, LLC and Bank of Utah), to the extent and for so long as such License, contract or other agreement prohibits such security interest or pledge (so long as such prohibition is not incurred in contemplation of this Agreement or such acquisition) (provided, that, (A) the foregoing exclusions of clauses (ii), (iii), (iv) or (v) shall in no way be construed (1) other than with respect to the Star Wars License (as to the Star Wars License itself, any Intellectual Property of third parties licensed to the Obligors thereunder and any Inventory that is subject to the Star Wars License) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement, and (B) the foregoing exclusions of clauses (i), (ii), (iii), (iv), and (v) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any Lender’s or any other Secured Party’s continuing security interests in and liens upon any rights or interests of any Obligor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, licenses, franchises, charters, authorizations, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds (including Accounts) arising from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, licenses, franchises, charters, authorizations, Equity Interests, or Inventory that is subject to the Star Wars License), (vi) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (vii) Equipment or other fixed assets, all parts, attachments, accessories, accessions, substitutions or replacements thereto and proceeds thereof that are the subject of Permitted Purchase Money Debt or Purchase Money Debt Incurred permitted pursuant to Section 10.2.1, to the extent the granting of a security interest hereunder is prohibited by the documents evidencing such Debt and such prohibition has not been waived or the consent of the other party to such documents has not been obtained; provided, that the foregoing exclusions of this clause (vii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or Lien notwithstanding the prohibition, (viii) any Margin Stock, or (ix) any Real Estate; provided, further, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in any of clauses (i) through (ix) above to the extent such Proceeds, substitutions or replacements are not and do not, in and of themselves, constitute Excluded Assets.

7.2	Lien on Deposit Accounts and Securities Accounts; Cash Collateral.
	7.2.1	Deposit Accounts and Securities Accounts

To further secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account or Securities Account of such Obligor, including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account or Securities Account maintained for such Obligor, without inquiry into the authority or right of Agent to make such request.

7.2.2	Cash Collateral

At the request and direction of the applicable Obligor, Cash Collateral may be invested, at Agent’s discretion, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss with respect to any investment made in accordance with the foregoing. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of such Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Borrower or any other Person shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3	Pledged Collateral.
	7.3.1	Pledged Equity.

(a) Schedule 7.3 lists all Investment Property and Pledged Equity owned by any Obligor. Such Obligor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Pledged Equity pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

(b) Except as set forth on Schedule 7.3, the Pledged Equity pledged by each Obligor hereunder constitutes all the issued and outstanding Equity Interests of all classes of Equity Interests of each Issuer owned by such Obligor.

(c) Except as set forth on Schedule 7.3, all Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

7.3.2 CovenantsAs long as any Commitments or Obligations are outstanding, each Obligor shall:

(a) If such Obligor shall become entitled to receive or shall receive any certificate, option or right in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Obligor shall accept the same as the agent of Agent for the ratable benefit of the Secured Parties, hold the same in trust for Agent for the ratable benefit of the Secured Parties and deliver the same forthwith to Agent in the exact form received, duly indorsed by such Obligor to Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Obligor and with, if Agent so requests, signature guarantied, to be held by Agent, subject to the terms hereof, as additional Collateral for the Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property (other than Excluded Assets) or Pledged Equity upon the liquidation or dissolution of any Issuer shall be paid over to Agent to be held by it hereunder as additional Collateral for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property (other than Excluded Assets) or Pledged Equity or any property shall be distributed upon or with respect to the Investment Property (other than Excluded Assets) or Pledged Equity pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Agent, be delivered to Agent to be held by it hereunder as additional Collateral for the Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property (other than Excluded Assets) or Pledged Equity shall be received by such Obligor, such Obligor shall, until such money or property is paid or delivered to Agent, hold such money or property in trust for Agent for the ratable benefit of the Secured Parties, segregated from other funds of such Obligor, as additional Collateral for the Obligations.

(b) Without the prior written consent of Agent, such Obligor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Pledged Equity or proceeds thereof (except pursuant to a transaction expressly permitted hereunder), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property (other than Excluded Assets) or Pledged Equity or proceeds thereof, or any interest therein, except for Permitted Liens, or (iii) enter into any agreement or undertaking restricting the right or ability of such Obligor or Agent to sell, assign or transfer any of the Investment Property (other than Excluded Assets) or Pledged Equity or proceeds thereof,

(c) In the case of each Obligor which is an Issuer, such Obligor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property and Pledged Equity issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Agent promptly in writing of the occurrence of any of the events described in Section 7.3.2(a) with respect to the Investment Property (other than Excluded Assets) and Pledged Equity issued by it and (iii) the terms of Sections 7.3.3 shall apply to such Obligor with respect to all actions that may be required of it pursuant to Section 7.3.3 regarding the Investment Property and Pledged Equity issued by it.

(d) At any time and from time and to time, take such steps as Agent may reasonably request for Agent to obtain “control” (as defined in the UCC) of any Investment Property (other than Excluded Assets) and Pledged Equity with any agreements establishing control to be in form and substance reasonably satisfactory to Agent.

(e) In addition, none of the operative agreements governing any of the Investment Property (other than Excluded Assets) or Pledged Equity issued under any limited liability company operating agreement or partnership agreement provides or shall provide that such Investment Property or Pledged Equity constitutes securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction; provided, however, that the such governing agreements may provide that such Investment Property or Pledged Equity constitutes securities governed by Article 8 of the applicable Uniform Commercial Code so long as the applicable Obligor granting a Lien in such Investment Property or Pledged Equity provides Agent with (i) prior written notice thereof and (ii) if such securities are certificated, delivery of such certificates, or if such securities are not certificated, a control agreement with respect to such securities.

7.3.3	Other Rights.

(a) Unless an Event of Default shall have occurred and be continuing and Agent shall have given notice to the relevant Obligor of Agent’s intent to exercise its corresponding rights pursuant to Section 7.3.3(b), each Obligor shall be permitted to receive all cash dividends and distributions (other than dividends payable in Equity Interests) paid in respect of the Pledged Equity or Investment Property to the extent permitted hereunder, and to exercise all voting and corporate, limited liability company or other organizational rights with respect to the Pledged Equity or Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would conflict with or result in any violation of any provision of this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and Agent shall give notice of its intent to exercise such rights to the relevant Obligor or Obligors, (i) Agent shall have the right to receive any and all cash dividends and distributions, payments (including sums paid upon the liquidation or dissolution of any Issuer or in connection with any distribution of capital) or other proceeds paid in respect of the Investment Property and Pledged Equity and make application thereof to the Obligations in such order as Agent may determine and (ii) any or all of the Investment Property and Pledged Equity shall be registered in the name of Agent or its nominee, and Agent or its nominee may thereafter exercise (x) all voting, corporate, limited liability company and other rights pertaining to such Investment Property and Pledged Equity at any meeting of holders of Equity Interests of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property and Pledged Equity as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property and Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Obligor or Agent of any right, privilege or option pertaining to such Investment Property and Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property and Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to any Obligor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. If any sums of money paid or distributed in respect of Investment Property or Pledged Equity, which Agent shall be entitled to receive pursuant to clause (i) above, shall be received by an Obligor, such Obligor shall, until such money is paid to Agent, hold such money in trust for Agent and the other Secured Parties as additional collateral for the Obligations.

(c) Each Obligor hereby authorizes and instructs each Issuer of any Investment Property or Pledged Equity pledged by any Obligor hereunder to (i) comply with any instruction received by it from Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Obligor, and each Obligor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property or Pledged Equity directly to Agent. Each Obligor that is an Issuer of any Investment Property or Pledged Equity pledged by any Obligor hereunder hereby agrees that it will not recognize, acknowledge, or permit the pledge, transfer, grant of “control” (within the meaning of the UCC), or other disposition of any Investment Property or Pledged Equity pledged by any Obligor hereunder other than to, or as requested by, Agent.

7.3.4 Additional InterestsIf any Obligor shall at any time acquire or hold any additional Pledged Equity, including any Pledged Equity issued by any Issuer not listed on Schedule 7.3 hereto which are required to be subject to a Lien pursuant to this Agreement by the terms hereof (any such shares being referred to herein as the “Additional Interests”), such Obligor shall deliver to Agent for the ratable benefit of the Secured Parties a supplement reaffirming and acknowledging such Obligor’s grant of security interests in its Pledged Equity hereunder and granting to Agent a security interest in such Additional Interests, such supplement to be in form and substance reasonably acceptable to Agent and duly completed and executed by such Obligor. Each Obligor shall comply with the requirements of this Section 7.3.4 concurrently with the acquisition of any such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 7.3.4 shall not impair the Lien on Additional Interests conferred hereunder.

7.3.5 Registration Rights(a) If, during the continuance of an Event of Default, Agent shall determine to exercise its right to sell all or any of the Pledged Equity pursuant to Section 11.2, and if, in the opinion of Agent, it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Obligor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Obligor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” Laws of any and all jurisdictions which Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Obligor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Obligor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Obligor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 7.3.5 valid and binding and in compliance with any and all other Applicable Laws. Each Obligor further agrees that a breach of any of the covenants contained in this Section 7.3.5 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.3.5 may be specifically enforceable against such Obligor, and such Obligor hereby waives, to the fullest extent permitted by Applicable Law, and agrees not to assert, any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement.

7.4	Other Collateral
	7.4.1	Commercial Tort Claims

Each Obligor shall promptly notify Agent in writing if such Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent.

7.4.2	Certain After-Acquired Collateral

Each Obligor shall promptly notify Agent in writing if, after the Closing Date, such Obligor obtains any interest in any Collateral consisting of Deposit Accounts, Securities Accounts, Chattel Paper, Documents, Instruments, Intellectual Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver; provided that (a) Lien Waivers will not be required for any retail store location (it being acknowledged and agreed that Agent may in its Permitted Discretion impose Rent and Charges Reserves), and (b) control agreements shall not be required for Excluded Accounts. If any Collateral, other than Collateral which is in-transit or in for repair or servicing, is in the possession of a Person other than an Obligor, Subsidiary of an Obligor or Secured Party, then, at Agent’s request, the Obligors shall obtain an acknowledgment that such third party holds such Collateral for the benefit of Agent.

7.5 Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of any Obligor relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.6 Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, except to the extent otherwise expressly set forth herein, Obligor shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect (it being understood that no such description shall be deemed to amend, alter or otherwise modify the description of the Collateral set forth herein or the description of the Excluded Assets), and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8. COLLATERAL ADMINISTRATION

8.1 Borrowing Base Reports. On or before each Applicable Reporting Deadline, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the Applicable Reporting Date therefor. All information (including calculation of Availability) in a Borrowing Base Report shall be prepared and certified by Borrowers (other than the calculation of ineligible Accounts, which shall, unless otherwise agreed by Borrower Agent and Agent, initially be calculated by Agent based on information available to Agent, including any information provided to Agent pursuant to Section 8.2 below, but shall be subsequently reviewed and certified by Borrowers). Agent may from time to time adjust any such report (a) due to collections received in the Dominion Account; and (b) to the extent any information or calculation does not comply with this Agreement; provided that any changes made by Agent which have not been approved by Borrowers shall not be considered to have been certified by Borrowers.

8.2	Accounts.
	8.2.1	Records and Schedules of Accounts

Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall also provide to Agent, on or before the twentieth (20th) day after the end of each fiscal quarter (or, while Availability is less than $100,000,000 or during any Dominion Period, on or before the twentieth (20th) day after the end of each month), a detailed aged trial balance of all Accounts as of the close of business of the most recently ended fiscal quarter (or, while Availability is less than $100,000,000 or during any Dominion Period, as of the close of business of the most recently ended month), specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $5,000,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within three Business Days) after Borrowers have knowledge thereof. Without limiting the foregoing, upon Agent’s request Borrowers shall promptly (and in any event within three Business Days) notify Agent of all Accounts included in the current Accounts Formula Amount that have ceased to be Eligible Accounts.

8.2.2	Taxes

To the extent not otherwise paid by Borrowers when due, if an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3	Account Verification

Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise; provided, however, that unless an Event of Default exists, Agent shall provide Borrowers not less than three Business Days’ prior written notice of such verifications and shall consult with the Borrower Agent on the manner and method of verification (so as to minimize any impact on Borrowers business operations). Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4	Maintenance of Dominion Account

Subject to Section 6.3, Borrowers shall maintain each Dominion Account pursuant to lockbox or other arrangements acceptable to Agent in its Permitted Discretion. Subject to Section 6.3, each Obligor shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Dominion Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary exclusions thereto. If a Dominion Account is not maintained with Bank of America, Agent may, during any Dominion Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5	Proceeds of Collateral

Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). Except for funds received in Retail Deposit Accounts in the Ordinary Course of Business, if any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into an account that is subject to a Deposit Account Control Agreement (which account must be a Dominion Account (or a lockbox relating to a Dominion Account) to the extent such cash or Payment Items are received during a Dominion Period). Except for funds received in Retail Deposit Accounts in the Ordinary Course of Business, Borrowers shall request in writing and otherwise take all necessary steps to ensure that all other Net Proceeds of Collateral that are remitted by wire or other electronic transfer are remitted directly to, and if any Obligor or Subsidiary otherwise receives Net Proceeds of any Collateral it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into, an account that is subject to a Deposit Account Control Agreement (which account must be a Dominion Account (or a lockbox relating to a Dominion Account) to the extent such Net Proceeds are received during a Dominion Period).

8.3	Inventory.
	8.3.1	Records and Reports of Inventory

Each Obligor shall keep accurate and correct records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof. On or before the later of (i) the thirtieth (30th) day after the end of each fiscal quarter (or, while Availability is less than $100,000,000 or during any Dominion Period, on or before the thirtieth (30th) day after the end of each month) or (ii) 5 Business Days following delivery to Borrower Agent of the draft ineligible Account information initially prepared by Agent as described in Section 8.1, Borrower Agent shall submit to Agent inventory and reconciliation reports in form reasonably satisfactory to Agent, as of the close of business of the most recently ended fiscal quarter (or, while Availability is less than $100,000,000 or during any Dominion Period, as of the close of business of the prior month). Upon the request of Agent, which such request may not be made more than once per calendar year (unless an Event of Default exists, in which case Agent may make such a request once per Fiscal Quarter), each Obligor shall conduct a physical inventory and cycle count consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may reasonably request. Agent may participate in and observe each physical count.

8.3.2	Returns of Inventory

No Obligor shall return any Inventory included in the calculation of Inventory Formula Amount to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; and (c) any payment received by an Obligor for a return is promptly remitted to Agent for application to the Obligations. Without limiting the foregoing, upon Agent’s request Borrowers shall promptly (and in any event within three Business Days) notify Agent of all Inventory included in the current Inventory Formula Amount that has been returned by Obligor to any supplier, vendor or other Person.

8.3.3	Acquisition, Sale and Maintenance

Each Obligor shall take reasonable steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA, and that no convicted, forced or indentured labor (as defined under U.S. law) nor child labor (as defined in the law of the manufacturer’s country) will be used in the production of Inventory. Obligors shall use, store and maintain all Inventory with reasonable care and caution, in accordance in all material respects with applicable standards of any insurance and in conformity in all material respects with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located, subject to Obligor’s rights under any such lease agreements to dispute, retain, offset or withhold rent or other similar rights for any reason in accordance with such lease agreements; but provided, that in such cases Agent may in its Permitted Discretion impose a reserve for the amount of such withheld rent.

8.4	Equipment.
	8.4.1	Records and Schedules of Equipment

Each Obligor shall keep accurate and complete records of its Equipment, and shall submit to Agent, on such periodic basis, but not more frequently than monthly, as Agent may request, a summary thereof, in form reasonably satisfactory to Agent. Promptly upon request, Obligors shall deliver to Agent such other documents and information as Agent may reasonably request from time to time in connection with Obligor’s Equipment.

8.4.2	Dispositions of Equipment

No Obligor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens other than Permitted Liens.

8.4.3	Condition of Equipment

The Equipment is in good operating condition and repair in all material respects, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved in all material respects at all times, reasonable wear and tear excepted. Each Obligor shall ensure that the Equipment is mechanically and structurally sound in all material respects, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.

8.5	Deposit Accounts and Securities Accounts. 8.5.1 Accounts Generally

Obligors have disclosed to Agent in writing all Deposit Accounts and Securities Accounts maintained by any Obligor as of the Closing Date, and Obligors shall promptly notify Agent of any opening or closing of a Deposit Account or Securities Account after the Closing Date. Each Obligor shall take all action necessary to establish Agent’s control of each Deposit Account and each Securities Account maintained by such Obligor, other than Excluded Accounts. Each Obligor shall be the sole account holder of each Deposit Account and Securities Account and shall not allow any other Person (other than Agent) to have control over any Deposit Account or Securities Account or any Property deposited therein.

8.5.2	Retail Deposit Accounts

Borrowers shall not permit Retail Deposit Accounts to contain more than $25,000,000 in the aggregate at any time. All available funds on deposit in each Retail Deposit Account shall be transferred by Borrowers to a Dominion Account promptly following the initial deposit thereof into such Retail Deposit Account (other than not more than $1,000,000 on deposit in each Retail Deposit Account at any time); provided that upon Agent’s request during a Dominion Period, Borrowers shall implement such transfers to a Dominion Account using standing transfer instructions or other automated transfer procedures acceptable to Agent with respect to all such funds on deposit in Retail Deposit Accounts (other than any minimum amount as Agent may approve in its sole discretion).

8.6	General Provisions.
	8.6.1	Location of Collateral

All of the Obligors’ Inventory, Equipment, and books and records, other than (x) Equipment out for repair, (y) Inventory in transit to or between locations of Obligors, or (z) Inventory out on consignment in the Ordinary Course of Business, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1 or Borrowers’ leased retail store locations operated in the Ordinary Course of Business, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.6.2	Insurance of Collateral

(a) Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft and other risks as ordinarily are insured against by other Persons engaged in the same or similar businesses, in amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located, with endorsements and with responsible and reputable insurers reasonably satisfactory to Agent. All business interruption insurance and all proceeds of Collateral under each policy shall, subject to the reinvestment rights set forth in Section 8.6.2(b) below, be payable to Agent. From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include reasonably satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever (10 days in the case of nonpayment of premiums); and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of relevant Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Obligors agree to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b) During a Dominion Period, any Net Proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent and shall be applied to payment of the Revolver Loans, and then to other Obligations; provided that, so long as (i) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (ii) Borrower Agent shall have given Agent prior written notice of Borrowers’ intention to apply such Net Proceeds to the costs of repair or replacement of the properties or assets with respect to which such Net Proceeds were received or other similar Property useful in the Ordinary Course of Business, (iii) the Net Proceeds are held in a Deposit Account in which Agent has a perfected first-priority security interest until used as contemplated herein, and (iv) Skechers or its Subsidiaries, as applicable, complete such repair, replacement, purchase, or construction within (A) 365 days after the date of the initial receipt of such Net Proceeds if such Net Proceeds relate to the repair, replacement of, or construction in connection with, Real Estate and (B) in all other cases, 180 days after the date of the initial receipt of such Net Proceeds, then the Obligor who received such Net Proceeds shall have the option to apply such Net Proceeds to the costs of repair or replacement of the properties or assets with respect to which such Net Proceeds were received or the costs of purchase or construction of other assets useful in the business of Skechers or such Subsidiary unless and to the extent that such applicable period shall have expired without such repair, replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Agent and applied in accordance with Section 5.6.1.

8.6.3	Protection of Collateral

All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by the Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

8.6.4	Defense of Title

Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7	Power of Attorney

Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or the relevant Obligor’s name, but at the cost and expense of such Obligor:

(a) Endorse the relevant Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts constituting Collateral, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor with respect to an Account of an Obligor, or to any notice, assignment or satisfaction of Lien or similar document related to an Account of an Obligor; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use Obligors’ stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies (in the case of Property insurance policies, with respect to Collateral); (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument, in each case to the extent constituting Collateral, for which an Obligor is a beneficiary; and (xii) take all other actions with respect to the Collateral or Obligors as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants, on the Closing Date and on each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation that:

9.1.1	Organization and Qualification

Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subsidiary that is not an Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be so organized, existing or in good standing could not reasonably be expected to have a Material Adverse Effect. Each Obligor and each Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation or limited liability company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2	Power and Authority

Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law, Material Contract or any Subordinated Debt; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property. None of the Organic Documents of Skechers: (i) provide that the approval of the holders of the Majority Voting Equity Interests are insufficient to take any corporate action, or (ii) permit any holders of less than the Majority Voting Equity Interests to prohibit or block any corporate action otherwise approved by the holders of the Majority Voting Equity Interests.

9.1.3	Enforceability

Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4	Capital Structure

(a) Schedule 9.1.4(a) shows as of the Closing Date (a) for Skechers, its name, jurisdiction of organization, and number and classes of authorized and issued Equity Interests, and (b) for each other Obligor and each of their Subsidiaries and joint ventures, its name, jurisdiction of organization, authorized and issued Equity Interests (other than for any Foreign Subsidiary), holders of its Equity Interests, and shareholder agreements or voting agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.4(a), in the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries and joint ventures, subject only to Agent’s Liens, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as disclosed on Schedule 9.1.4(a), there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests or phantom rights or powers of attorney relating to any Pledged Equity or other Equity Interests of any Issuer. None of the Subsidiaries identified on Schedule 9.1.4(a) as a “real estate holding company” owns any property or assets other than Real Estate and other assets necessary in connection with the ownership of such Real Estate.

(b) Except as set forth on Schedule 9.1.4(b), and other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt, the Obligors do not have any Debt outstanding on the Closing Date.

(c) As of the Closing Date, each Domestic Subsidiary of Skechers is an Obligor, other than (i) Skechers Collection, LLC, Skechers Sport, LLC and SKX Illinois, LLC, each of which is an Immaterial Subsidiary, and (ii) Sepulveda Blvd. Properties, LLC, Sepulveda Design Center LLC, Duncan Investments, LLC and Skechers RB, each of which is a Real Estate Holding Subsidiary.

9.1.5	Title to Properties; Priority of Liens

Each Obligor and each Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case except for those assets that are not necessary for the conduct of the business of the Obligors and their Subsidiaries taken as a whole, or assets disposed of pursuant to a Permitted Asset Disposition. All such assets are free and clear of liens other than Permitted Liens. All Liens of Agent in the Collateral are (other than as a result of an action taken by the Agent or an action not taken that is solely in the control of Agent) duly perfected, first priority Liens, subject only to Permitted Liens.

9.1.6	Accounts

Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Each Borrower warrants, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that:

(a) it is genuine and in all respects what it purports to be;

(b) it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to the each Borrower’s actual knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; and (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business.

9.1.7	Financial Statements

The balance sheets, and related statements of income, cash flow and shareholders equity, with respect to Skechers on a Consolidated Basis that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of the Persons to which they relate at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 31, 2014, there has been no change in the condition, financial or otherwise, of Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Obligor is Solvent, and Skechers and its Subsidiaries, taken as a whole, are Solvent.

9.1.8	Surety Obligations

No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9	Taxes

Each Obligor and each Subsidiary has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Obligor and each Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10	Brokers

There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11	Intellectual Property

Each Obligor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. Each Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except as could not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, except as disclosed on Schedule 9.1.11, there is no pending or, to any Obligor’s knowledge, threatened (in writing) Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property) which could reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement, except as disclosed on Schedule 9.1.11, the Obligors do not pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property that is, in the aggregate for all Obligors, in excess of $1,000,000 for any Fiscal Year. As of the date of this Agreement, all Intellectual Property owned by any Obligor and which is registered with the United States Patent and Trademark Office or the United States Copyright Office is shown on Schedule 9.1.11.

9.1.12	Governmental Approvals

Each Obligor and each Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13	Compliance with Laws

Each Obligor and each Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or any Subsidiary under any Applicable Law. All Inventory of the Obligors has been produced in compliance with the FLSA in all material respects.

9.1.14	Compliance with Environmental Laws

As of the date of this Agreement, except as disclosed on Schedule 9.1.14, no Obligor’s or Subsidiary’s operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor or Subsidiary has received any Environmental Notice which could reasonably be expected to result in a Material Adverse Effect. No Obligor or Subsidiary has any material contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15	Burdensome Contracts

No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction, the performance of which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Borrower or other Obligor is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Borrower or other Obligor.

9.1.16	Litigation

There are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened in writing against any Obligor or any Subsidiary, or any of their businesses, operations, Properties, prospects or conditions (a) that relate to any Loan Documents or transactions contemplated thereby; or (b) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected (individually or in the aggregate and after giving due regard to available insurance coverage therefor for which the applicable insurer has not issued a denial of coverage or a reservation of rights) to result in a Material Adverse Effect. As of the Closing Date, except as shown on Schedule 9.1.16, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000). No Obligor or Subsidiary is in default in any material respect with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17	No Defaults

No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract. There is no valid basis upon which any party (other than any Obligor or Subsidiary) could terminate a Material Contract prior to its scheduled termination, except where such termination could not reasonably be expected to have a Material Adverse Effect.

9.1.18	ERISA

Except as disclosed on Schedule 9.1.18:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification.

(b) There are no pending or, to the knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any reason that the funding target attainment percentage could reasonably be expected to drop below 60%; (iii) no Obligor or ERISA Affiliate has incurred any material liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

(d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities in each case set forth in clauses (i), (ii) or (iii) except as could not reasonably be expected to have a Material Adverse Effect.

9.1.19	Trade Relations

There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Obligor to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20	Labor Relations

As of the Closing Date, except as described on Schedule 9.1.20, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or any Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21	Payable Practices

No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22	Not a Regulated Entity

No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940 or subject to regulation under any other Applicable Law regarding its authority to incur Debt.

9.1.23 Margin StockNo Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24 OFACNo Permitted Holder, Obligor, Subsidiary or Affiliate of any Obligor, or, to the actual knowledge of any Borrower or Subsidiary, any director, officer, employee, agent or representative acting on such Borrower’s or Subsidiary’s behalf, is, is controlled or (other than with respect to Skechers) is owned in any material amount by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction. To the actual knowledge of any Borrower or Subsidiary, no individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction owns Skechers in an amount which results in the transactions contemplated by this Agreement or the other Loan Documents, or any of Skechers, any Obligor, Agent, Issuing Bank or any Lender or other Secured Party, being the subject or target of any Sanction or otherwise in violation of Applicable Law.

9.1.25	Anti-Corruption Laws.

Each Obligor and each Subsidiary has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.2 Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. As long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1	Inspections; Appraisals

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable prior notice and (except when a Default or Event of Default exists) only during normal business hours, to visit and inspect the Properties of any Obligor, inspect, audit and make extracts from any Obligor’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Obligor’s or any Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Each Obligor acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agent for all reasonable charges, costs and expenses of Agent in connection with (i) up to one (1) examination per year (and, during the existence of an Event of Default, any additional examinations) of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate in its Permitted Discretion; and (ii) up to one (1) appraisal per year (and, during the existence of an Event of Default, any additional appraisals) of Obligor’s Inventory as Agent deems appropriate in its Permitted Discretion. Borrowers agree to pay Agent’s then-standard charges for examination and appraisal activities, including charges for Agent’s internal examination and appraisal groups, as well as the reasonable charges of any third party used for such purposes. Unless otherwise agreed in writing by Agent, no Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals satisfactory to Agent.

10.1.2	Financial and Other Information

Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, for Skechers on a Consolidated Basis, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year;

(b) as soon as available, and in any event within 45 days after the close of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, for Skechers on a Consolidated Basis, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer or other Senior Officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter, subject to normal year-end adjustments and the absence of footnotes.

(c) during any Dominion Period, as soon as available, and in any event within 30 days after the end of each month (but within 45 days after the last month of any Fiscal Quarter), unaudited balance sheets as of the end of such month and the related statements of income for such month and for the portion of the Fiscal Year then elapsed, for Skechers on a Consolidated Basis, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer or other Senior Officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(d) concurrently with delivery of financial statements under clauses (a) or (b) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by a Senior Officer of the Borrower Agent; without limiting the foregoing, Obligors shall also furnish to Agent, within three Business Days following the commencement of each Covenant Testing Trigger Period, an accurate calculation of the Fixed Charge Coverage Ratio (in the form attached as Exhibit D to the Compliance Certificate) for the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 10.1.2(b), certified by a Senior Officer of the Borrower Agent; provided, that notwithstanding anything to the contrary set forth in Section 6.2, Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers following the commencement of each Covenant Testing Trigger Period until such Compliance Certificate has been delivered to Agent as required by this Section 10.1.2(d);

(e) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Obligors by their accountants in connection with such financial statements;

(f) not later than 60 days after the commencement of each Fiscal Year, projections for Skechers on a Consolidated Basis, including consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, quarter-by-quarter, and for such Fiscal Year and the following Fiscal Year, year-by-year;

(g) within ten (10) days of Agent’s request, but in no event more frequently than monthly unless an Event of Default has occurred and is continuing, a listing of Borrowers’ trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Skechers has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other securities exchange; and copies of any press releases or other statements made available by any Obligor to the public concerning material changes to or developments in the business of such Obligor;

(i) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(j) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3	Notices

(a) Notify Agent and Lenders in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the filing or commencement of, the threat in writing of, or any material adverse development in, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting any Obligor or Subsidiary not previously disclosed in writing to Agent that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract or any Subordinated Debt; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $10,000,000; (f) the assertion of, or any material adverse development in, any Intellectual Property Claim, that could reasonably be expected have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), that could reasonably be expected have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor, or receipt of any Environmental Notice, in each case which could reasonably be expected to give rise to liabilities or remediation costs exceeding $10,000,000; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by any Obligor’s independent accountants; or (k) any opening of a place of business (other than any leased retail store locations) where $10,000,000 or more of Inventory may be located at any time, at least 30 days prior to such opening (such notice to include the address, including city, county, state and zip code, of such place of business, and the owner or lessor thereof, as applicable).

(b) Notify Agent and Lenders in writing (including a complete copy of all such notices), promptly upon any Obligor’s or Subsidiary’s receipt of: (i) any notice of default or other material notice given or received under Skechers’ lease with HF Logistics-SKX T1, LLC (or its successor as landlord) with respect to the leased premises commonly known as 29800 Eucalyptus Avenue, Moreno Valley, California 92555; and (ii) any notice given or received pursuant to either Article 8 or Section 13 of the Skechers/HF JV LLC Agreement.

10.1.4	Landlord and Storage Agreements

Upon Agent’s request, provide Agent with a list (such list to include the address, including city, county, state and zip code, of such place of business, and the owner or lessor thereof, as applicable) of leased retail store locations and copies of all agreements, whether executed prior to or after the Closing Date, between an Obligor and any landlord (provided that Agent shall afford Obligors a reasonable period of time for the provision of any agreements with respect to leased retail store locations based on the number of such agreements requested), warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5	Compliance with Laws

Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Subsidiary which could reasonably be expected to have a Material Adverse Effect, it shall act promptly and diligently to investigate and report to Agent and, to the extent required by Applicable Law, all appropriate Governmental Authorities the extent of, and, except as could not reasonably be expected to have a Material Adverse Effect, to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6	Taxes

Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7	Insurance

In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best rating of at least A+, unless otherwise approved by Agent in its discretion) reasonably satisfactory to Agent, (a) with respect to the Properties and business of Obligors and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $300,000,000, with deductibles and subject to an insurance assignment reasonably satisfactory to Agent.

10.1.8	Licenses

Keep each License affecting any Eligible Inventory or Eligible In-Transit Inventory (including the manufacture, distribution or disposition of such Inventory) having a value equal to or greater than 5% of the value of all Inventory or relating to sales equal to or greater than 5% of all sales, or any other material Property of Obligors and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new such License, in each case at least 10 days prior to its effective date; pay all Royalties on such Licenses when due; and notify Agent of any default or breach asserted in writing by any Person to have occurred under any such License.

10.1.9	Future Subsidiaries

Promptly notify Agent upon (a) any Person becoming a Subsidiary and (b) upon any Immaterial Subsidiary or Real Estate Holding Subsidiary ceasing to qualify as such and, if such Person is not an Immaterial Subsidiary, Foreign Subsidiary, or Real Estate Holding Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent in its Permitted Discretion, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent on all assets, other than assets that would constitute Excluded Assets, of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent in its Permitted Discretion, as it shall deem appropriate.

10.1.10	Anti-Corruption Laws

Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

10.1.11	Business Locations.

Upon Agent’s request, provide Agent with a true, accurate and complete list of all current business locations (including without limitation all leased retail store locations) in the United States of any Obligor or Subsidiary.

10.2 Negative Covenants. As long as any Commitments or Obligations are outstanding, Obligors shall not, and shall cause each Subsidiary not to:

10.2.1	Permitted Debt

Create, incur, guarantee or suffer to exist any Debt, except the following (collectively, “Permitted Debt”):

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

(d) Debt (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt) set forth on Schedule 9.1.4(b), but only to the extent outstanding on the Closing Date;

(e) Debt with respect to Bank Products incurred in the Ordinary Course of Business;

(f) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligor or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $25,000,000 in the aggregate at any time;

(g) Permitted Contingent Obligations;

(h) Debt owed to any Person providing property, casualty, liability, or other insurance to Skechers or any of its Subsidiaries, so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt is outstanding only during such year;

(i) the incurrence by Skechers or its Subsidiaries of Debt under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate or foreign currency risk associated with Skechers’ and its Subsidiaries’ operations and not for speculative purposes;

(j) Debt incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the Ordinary Course of Business;

(k) contingent liabilities (i) in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of Skechers or any Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions or (ii) in respect of any indemnification obligation under any prior credit agreements, loan agreements, or securities offerings;

(l) Debt secured solely by Real Estate, so long as the aggregate principal amount of such Debt does not exceed $150,000,000 at any time;

(m) Debt of Foreign Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time and unsecured guaranties thereof by any Obligor or any Subsidiary; provided, however, that in no event shall any Obligor be permitted to pledge any of their assets to secure such Debt;

(n) Deferred compensation payable to employees, officers or directors under any deferred compensation plans entered into in the Ordinary Course of Business, so long as the amount of total compensation payable to such employees, officers, or directors, after taking into account such deferred compensation plan, is consistent with the historical practices of Skechers and its Subsidiaries;

(o) Refinancing Debt as long as each Refinancing Condition is satisfied;

(p) Debt consisting of obligations in respect of intercompany loans and intercompany advances expressly permitted by Section 10.2.7;

(q) any other Debt that is not secured by a Lien (other than Permitted Liens) and that is Incurred such that both immediately before and immediately after such Incurrence, Availability is in excess of 15% of all Revolver Commitments, and no Default or Event of Default exists or is caused thereby; and

(r) other unsecured Debt in an aggregate outstanding principal amount not to exceed $10,000,000 at any time.

10.2.2	Permitted Liens

Create or suffer to exist any Lien upon any of its Property (whether or not constituting Collateral), except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent securing the Obligations;

(b) Purchase Money Liens securing Permitted Purchase Money Debt or securing Purchase Money Debt Incurred permitted pursuant to Section 10.2.1(q);

(c) Liens for Taxes not yet delinquent or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or any Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts (except those relating to Debt), statutory obligations and other similar obligations;

(f) Liens on amounts deposited to secure Skechers’ and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance;

(g) Liens on amounts deposited to secure Skechers’ and its Subsidiaries’ reimbursement obligations incurred in the Ordinary Course of Business with respect to performance, surety, statutory, and appeal bonds;

(h) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, and other similar statutory Liens, incurred in the Ordinary Course of Business and not in connection with Debt, and which Liens either (i) are for sums not yet delinquent, or (ii) are Properly Contested;

(i) Liens arising by virtue of a judgment or judicial order or award against any Obligor or Subsidiary, or any Property of an Obligor or Subsidiary, that do not constitute an Event of Default under Section 11.1(g);

(j) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(k) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(l) Liens on assets (other than Accounts, Inventory, Deposit Accounts or Securities Accounts of any Obligor (or any proceeds of the foregoing)) acquired in a Permitted Acquisition, securing Debt permitted by Section 10.2.1(f);

(m) existing Liens shown on Schedule 10.2.2;

(n) the interests of lessors under operating leases and licensors under license agreements,

(o) licenses (a) on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the Ordinary Course of Business or (b) on an exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the Ordinary Course of Business so long as either (i) the patents, trademarks, copyrights, and other intellectual property subject to such exclusive license are not owned by an Obligor or, if owned by an Obligor, the territory with respect to which the exclusive license is granted does not include the United States or a territory within the United States, or (ii) such exclusive license does not grant a right to use such patents, trademarks, copyrights, and other intellectual property rights in connection with the manufacture, design, distribution or sale of footwear of any kind;

(p) Liens that are replacements of Permitted Liens to the extent that the original Debt is the subject of permitted Refinancing Debt and so long as the replacement Liens only encumber those assets that secured the original Debt;

(q) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Debt;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens resulting from the filing of a precautionary UCC-1 financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;

(t) Liens solely on any cash earnest money deposits made by Skechers or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a proposed Permitted Acquisition;

(u) Liens on Real Property securing Indebtedness permitted pursuant to Section 10.2.1(l) or 10.2.1(q);

(v) Liens on assets owned by Foreign Subsidiaries, which Liens secure Debt permitted pursuant Section 10.2.1(m) or 10.2.1(q);

(w) Liens on patents, trademarks, copyrights, or other Intellectual Property, which Liens arise pursuant to a Permitted Asset Disposition permitted pursuant to clause (r) of the definition of Permitted Assets Dispositions, to the extent such patents, trademarks, copyrights, or other Intellectual Property are not necessary in the conduct of Skechers’ and its Subsidiaries’ business, taken as a whole;

(x) other Liens which do not secure Debt and as to which the aggregate amount of the obligations secured thereby does not exceed $100,000;

(y) any other Lien securing only Debt permitted pursuant to Section 10.2.1 or obligations not constituting Debt that is granted when Availability is in excess of 15% of all Revolver Commitments and no Default or Event of Default exists or is caused thereby to the extent Borrowers have delivered to Agent, at least 5 Business Days prior to such grant, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent in its Permitted Discretion and signed by a Senior Officer, stating that such Lien is permitted to be granted under this Agreement and demonstrating compliance with the requirements of this clause (l); provided that (i) in no event shall Liens be permitted pursuant to this clause (l) that attach to any Obligors’ Accounts, Inventory, Deposit Accounts or Securities Accounts (or any proceeds of the foregoing) without the prior written consent of Agent and Required Lenders in their sole discretion, and (ii) if such Lien attaches to any Collateral, to the extent required by Agent in its Permitted Discretion such Lien is subject to an intercreditor, license or access and use agreement in form and substance satisfactory to Agent.

10.2.3	[Intentionally Omitted]

10.2.4	Distributions; Upstream Payments

(a) Declare or make any Distributions, except (i) Upstream Payments, and (ii) any other Distribution made if (x) both immediately before and immediately after giving pro forma effect to such Distribution, Availability is greater than 12.5% of the Revolver Commitments and no Default or Event of Default exists or is caused thereby, and (y) either (1) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving pro forma effect to such Distribution (as if such Distribution were made on the last day of the most recently ended period for which financial statements have been delivered pursuant to Section 10.1.2), is greater than 1.0 to 1.0, or (2) at all times during each of the 30 consecutive days preceding such Distribution, Availability (determined on a pro forma basis as if such Distribution were made at the start of such 30-day period) has been greater than 20.0% of all Revolver Commitments at all times.

(b) Create or suffer to exist any encumbrance or restriction on the ability of any Obligor to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15, or pursuant to a Restrictive Agreement permitted to be entered into under Section 10.2.14.

10.2.5	Restricted Investments

Make any Restricted Investment.
10.2.6	Disposition of Assets

Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to an Obligor. Upon request by Borrower Agent in connection with any Permitted Asset Disposition, together with delivery to Agent of a certificate of a Senior Officer certifying in writing that the proposed Permitted Asset Disposition meets all requirements of the Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), Agent will release (and if requested by Agent, the Lenders will confirm in writing Agent’s authority to release) Agent’s Liens on particular items of Collateral being so disposed of in such Permitted Asset Disposition; provided, however, that (a) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (b) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Obligors in respect of) all interests retained by Obligors, including, the proceeds of any sale of Collateral, all of which shall continue to constitute part of the Collateral.

10.2.7	Loans

Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business (including, for the avoidance of doubt, prepaid expenses and extensions of trade credit made in the Ordinary Course of Business by any Borrower or any Subsidiary for or to another Borrower or Subsidiary); (c) deposits with financial institutions permitted hereunder; (d) as long as no Event of Default exists, intercompany loans made by an Obligor that do not constitute Restricted Investments (other than pursuant to clause (c) of the definition thereof); (e) intercompany loans and advances existing on the Closing Date as set forth on Schedule 10.2.7; (f) intercompany loans and advances made by a Subsidiary that is not an Obligor to an Obligor; (g) intercompany loans and advances made by a Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor; (h) loans or advances in connection with transactions involving the provision of accounting, management and other similar services (and consideration therefor), cost sharing arrangements and expense reimbursement arrangements in each case in this clause (h) by any Borrower or any Subsidiary to one another in the Ordinary Course of Business; and (i) in addition to the foregoing, loans or advances to employees in an aggregate outstanding principal amount not to exceed $500,000 at any time; provided, that all intercompany loans made by or to any Obligor pursuant to the foregoing clauses (d), (e) or (f) must be evidenced by the Master Intercompany Subordinated Note, and in addition, (1) Agent shall have received the following from each party to such intercompany loans made by or to any Obligor pursuant to the foregoing clauses (d), (e) or (f): (x) a duly executed counterpart to the Master Intercompany Subordinated Note or a duly executed joinder agreement to the Master Intercompany Subordinated Note in the form attached thereto, and (y) a duly executed endorsement of the Master Intercompany Subordinated Note in the form attached thereto; and (2) Agent must have possession of the Master Intercompany Subordinated Note and all such joinders, as pledged to Agent and duly executed by all parties thereto.

10.2.8	Restrictions on Payment of Certain Debt

Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except to the extent permitted under any subordination agreement (including the Master Intercompany Subordinated Note) relating to such Debt; or (b) Debt (other than the Obligations) prior to its due date under the agreements evidencing such Debt (other than refinancings made with Refinancing Debt or other Permitted Debt); provided, however, that with respect to the prepayment of Debt as described in clause (b) above, such prepayment shall be permitted if (x) both immediately before and immediately after giving pro forma effect to such prepayment, Availability is greater than 12.5% of the Revolver Commitments and no Default or Event of Default exists or is caused thereby, and (y) either (1) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving pro forma effect to such prepayment (as if such prepayment were made on the last day of the most recently ended period for which financial statements have been delivered pursuant to Section 10.1.2), is greater than 1.0 to 1.0, or (2) at all times during each of the 30 consecutive days preceding such prepayment, Availability (determined on a pro forma basis as if such prepayment were made at the start of such 30-day period) has been greater than 20.0% of all Revolver Commitments at all times.

10.2.9	Fundamental Changes

Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of (i) a Borrower with and into another Borrower, provided that if Skechers is a party to such merger or consolidation, Skechers must be the survivor thereof, (ii) a Guarantor with and into a Borrower, (iii) a Guarantor with and into another Guarantor, (iv) a non-Obligor Subsidiary with and into an Obligor, or (v) a non-Obligor Subsidiary with and into another non-Obligor Subsidiary, (b) Permitted Acquisitions; (c) name changes of which Agent has been given ten (10) Business Days prior notice, (d) conduct of business under any fictitious name of which Agent has been given ten (10) Business Days prior notice, or (e) change in tax, charter or other organizational identification number (i) of which Agent has been given ten (10) Business Days prior notice, or (ii) which were not initiated by such Obligor and are due to actions by any relevant Governmental Authority, so long as Agent receives notice thereof promptly (and in any event within ten (10) days) after such Obligor becomes aware of such change.

10.2.10	Subsidiaries

Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 and 10.2.9. Permit any Obligor (other than Skechers) or any Subsidiary to issue any additional Equity Interests except directors’ qualifying shares unless such additional Equity Interests are, and are treated as, Pledged Equity (except to the extent constituting Excluded Assets). Permit any Real Estate Holding Subsidiary to own any property or assets other than (a) in the case of a Real Estate Holding Subsidiary described in clause (i) of the definition thereof, Real Estate and other assets necessary in connection with the ownership of such Real Estate or (b) in the case of a Real Estate Holding Subsidiary described in clause (ii) of the definition thereof, Equity Interests in an Affiliate or joint venture described in such clause (ii).

10.2.11	Organic Documents

Unless consented to by Agent, amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 10.2.9 or if the effect thereof, either individually or in the aggregate, would (i) provide that the approval of the holders of the Majority Voting Equity Interests are insufficient to take any corporate action by Skechers, (ii) permit any holders of less than the Majority Voting Equity Interests to prohibit or block any corporate action by Skechers otherwise approved by the holders of the Majority Voting Equity Interests, (iii) result in a Change of Control or (iv) otherwise reasonably be expected to be materially adverse to the interests of the Secured Parties.

10.2.12	Tax Consolidation

File or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries.

10.2.13	Accounting Changes

Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14	Restrictive Agreements

Permit any Obligor to become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and set forth on Schedule 9.1.15; (b) relating to secured Debt permitted hereunder, as long as the restrictions on Liens in such Restrictive Agreement apply only to the collateral securing such Debt and such collateral does not constitute Collateral; or (c) that does not condition or restrict the Agent’s Lien on the Collateral, is customary in the Ordinary Course of Business, is immaterial to the performance by the Obligors of their Obligations under the Loan Documents and could not reasonably be expected to have a Material Adverse Effect.

10.2.15	Hedging Agreements

Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16	Conduct of Business

Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto or reasonably related or ancillary thereto.

10.2.17	Affiliate Transactions

Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation and benefits to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors or solely among Subsidiaries which are not Obligors; (d) transactions with Affiliates as shown on Schedule 10.2.17; (e) transactions with Affiliates in the Ordinary Course of Business, which transactions under this clause (e) shall be upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (f) transactions involving the provision of accounting, management and other similar services (and consideration therefor), cost sharing arrangements and expense reimbursement arrangements in each case in this clause (f) by any Borrower or any Subsidiary to one another in the Ordinary Course of Business.

10.2.18	Plans

Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19	Amendments to Subordinated Debt

Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, except to the extent (a) not prohibited under the Subordination Agreement related thereto or the subordination provisions thereof and (b) that such amendment, supplement or modification would not result in the Obligations losing the benefit of the Subordination Agreement related thereto or the subordination provisions thereof.

10.3 Financial Covenants. As long as any Commitments or Obligations are outstanding, Borrower shall:

10.3.1	Fixed Charge Coverage Ratio

Maintain a Fixed Charge Coverage Ratio for each four consecutive Fiscal Quarter period of at least 1.1 to 1.0 while a Covenant Testing Period is in effect, measured for the most recent such four consecutive Fiscal Quarter period for which financial statements were delivered hereunder prior to the commencement of the Covenant Testing Period and each such period ending thereafter until the Covenant Testing Period is no longer in effect.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) An Obligor fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) An Obligor breaches or fails to perform any covenant contained in (i) Section 6.3, 7.2, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3 of this Agreement or (ii) Section 7.4 or 7.6 and such breach or failure under this clause (ii) shall continue for more than ten (10) Business Days;

(d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure continues for a period of 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner;

(e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than (i) due to a termination thereof in accordance with its terms, (ii) as a result of a disposition of the applicable Collateral in a transaction permitted by this Agreement, or (iii) a waiver or release by Agent and Lenders);

(f) Any breach or default of an Obligor occurs under (i) any Hedging Agreement in excess of $10,000,000 (which amount shall be calculated based on the amount that would be payable by such Obligor if the Hedging Agreement were terminated on the date of determination) or (ii) any other instrument or agreement to which it is a party or by which it or any of its Properties is bound relating to any Debt (other than the Obligations) in excess of $10,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g) One or more judgments, orders or awards for the payment of money are entered or filed against an Obligor or any of its Subsidiaries (or with respect to any of their respective assets) involving an aggregate amount of $25,000,000 or more calculated net of insurance coverage therefor for which the applicable insurer has not issued a denial of coverage or a reservation of rights therefor, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged or satisfied, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $25,000,000;

(i) the Obligors and their Subsidiaries, taken as a whole, are (a) enjoined, restrained, or in any way prevented by court order from (a) continuing to conduct all or substantially all of their business affairs, or (b) conducting the business of designing, manufacturing, distributing or selling footwear under the Skechers brand name.

(j) Except pursuant to a transaction expressly permitted under the Loan Documents, any of the following occurs: an Insolvency Event is commenced by an Obligor; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any substantial portion of the business of an Obligor; or an Insolvency Event is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, in each case where any of the foregoing, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC in excess of $10,000,000;

(l) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral having a value in excess of $10,000,000; or

(m) A Change of Control occurs.

11.2 Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize (or deliver a standby letter of credit acceptable to Agent in its Permitted Discretion, in the amount of the required Cash Collateral) their LC Obligations and any inchoate or contingent Obligations (including inchoate or contingent Secured Bank Product Obligations) with respect to which a claim therefor has been asserted, and if Obligors fail to deposit such Cash Collateral or such acceptable standby letter of credit, then Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied);

(d) exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of any or all of the Pledged Equity, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and if Agent duly exercises its right to vote any of such Pledged Equity, each Obligor hereby appoints Agent as such Obligor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Equity in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable; and

(e) exercise any other default rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4 Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5 Remedies Cumulative; No Waiver.11.5.1 Cumulative RightsAll agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of the Obligations.

11.5.2 WaiversNo waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. 12.1	AGENT Appointment, Authority and Duties of Agent

12.1.1 Appointment and AuthorityEach Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Secured Parties agree that Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, Secured Parties agree shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2 DutiesThe title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3	Agent Professionals.

Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4	Instructions of Required Lenders.

The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2	Agreements Regarding Collateral and Borrower Materials

12.2.1 Lien Releases; Care of CollateralSecured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2 Possession of CollateralAgent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3 ReportsAgent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrowers or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent’s prior consent.

12.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8	Successor Agent and Co-Agents. 12.8.1 Resignation; Successor Agent.

Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2	Co-Collateral Agent.

If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10	Remittance of Payments and Collections.12.10.1 Remittances Generally.

All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. (pacific time) on a Business Day, payment shall be made by Lender not later than 3:00 p.m. (pacific time) on such day, and if request is made after 1:00 p.m. (pacific time), then payment shall be made by 11:00 a.m. (pacific time) on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Failure to PayIf any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.10.3 Recovery of PaymentsIf Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11 Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12 Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 12 and 14.3.3. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14 No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. Except as expressly set forth in this Section 12, this Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2	Participations.13.2.1 Permitted Participants; Effect

Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Obligors shall be determined as if it had not sold such participating interests, and Obligors and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Obligors agree otherwise in writing.

13.2.2	Voting Rights

Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Obligor or substantially all Collateral.

13.2.3	Participant Register

Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrower (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4	Benefit of Setoff

Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3	Assignments. 13.3.1 Permitted Assignments

A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $25,000,000 (unless otherwise agreed by Agent in its discretion, and, if no Event of Default exists, Borrower Agent in its discretion) and integral multiples of $5,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $25,000,000 (unless otherwise agreed by Agent in its discretion, and, if no Event of Default exists, Borrower Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2	Effect; Effective Date

Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3	Certain Assignees

No assignment or participation may be made to Obligors, an Affiliate of an Obligor, a Defaulting Lender or a natural Person. Agent shall have no obligation to determine whether any assignee is permitted under the Loan Documents. Assignment by a Defaulting Lender shall be effective only if there is concurrent satisfaction of all outstanding obligations of the Defaulting Lender under the Loan Documents in a manner satisfactory to Agent, including payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent) to satisfy all funding and payment liabilities of the Defaulting Lender. If assignment by a Defaulting Lender occurs (by operation of law or otherwise) without compliance with the foregoing sentence, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4	Register.

Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4 Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if such Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14.	MISCELLANEOUS
14.1	Consents, Amendments and Waivers.
	14.1.1	Amendment

No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no modification shall alter Section 2.3 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations;

(e) without the prior written consent of the Supermajority Lenders, amend the definition of Borrowing Base (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability; and

(f) without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.6.2.

14.1.2	Limitations

The agreement of Obligors shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3	Payment for Consents

No Obligors will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2 Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document (including the Obligors) have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3	Notices and Communications.
	14.3.1	Notice Address

Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2	Communications

Electronic communications (including e-mail, messaging and websites) may be used only in a manner acceptable to Agent and only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents and matters permitted under Section 4.1.4. Secured Parties make no assurance as to the privacy or security of electronic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

14.3.3	Platform

Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

14.3.4	Public Information

Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5	Non-Conforming Communications

Agent and Lenders may rely upon any communications purportedly given by or on behalf of Obligors even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of any Obligor.

14.4 Performance of Obligors’ Obligations; Lien Waivers(a) Agent may, in its discretion at any time and from time to time, at Obligors’ expense, pay any amount or do any act either (i) required of any Obligor under any Loan Documents (to the extent such Obligor has not made payment or taken such action by the time required under such Loan Document) or (ii) authorized pursuant to this Agreement or any other Loan Document to (A) enforce any Loan Documents or collect any Obligations; (B) protect, insure, maintain or realize upon any Collateral; or (C) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Obligors, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

(b) Agent may, in its discretion at any time and from time to time, give any notice pursuant to, or otherwise exercise any right available to it under, any Lien Waiver to the extent that the same is not prohibited by the terms of this Agreement or the other Loan Documents. Notwithstanding the foregoing, Agent agrees that, unless a Default or Event of Default exists or Availability (calculated without giving effect to Availability based on any Eligible In-Transit Inventory) is in an amount less than or equal to 25% of all Revolver Commitments, Agent will not make any request under any Lien Waiver to cause any foreign vendor to require carriers of imported goods to issue only tangible negotiable bills of lading (as defined in Article 7 of the UCC) to the order of Borrower as consignee or to the order of “Bank of America, N.A.” as consignee.

14.5 Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

14.9 Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Obligor, any Obligor’s Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or its Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process (in which case Agent, Lender or Issuing Bank shall notify Agent Borrower to the extent practicable and lawfully permitted to do so); (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source (which has not received such Information as a result of a breach of this provision) other than Obligors; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may, with prior written consent of the Borrower Agent, use Obligors’ logos, trademarks or product photographs in advertising materials, which consent shall be perpetual once granted. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business, other than any information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis (other than as a result of a breach of this Section) prior to disclosure by the Obligor or Subsidiary, provided that, in the case of information received from an Obligor or Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13	[Intentionally Omitted].

14.14 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15	Consent to Forum.
	14.15.1	Forum

EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR IN THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2	Other Jurisdictions

Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.3	Judicial Reference

If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, and the court determines that notwithstanding Section 14.14, the laws of California apply to such action, litigation or proceeding or such laws govern the Obligations or Loan Documents, and each party to such action, litigation or proceeding does not subsequently effectively waive under California law its right to a trial by jury, then the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in such case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit any right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to resort to judicial reference. At Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

14.16 Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) notice after the occurrence, and during the continuation, of an Event of Default, prior to taking possession or control of any Collateral; (c) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (d) the benefit of all valuation, appraisement and exemption laws; (e) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (f) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act Notice. Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding an Obligor’s management and owners, such as legal name, address, social security number and date of birth. Each Obligor shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.18 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWER AND BORROWER AGENT:

SKECHERS U.S.A., INC., a Delaware corporation By: /s/ David Weinberg

Name: David Weinberg Title: Chief Financial Officer and Chief Operating Officer Address:
225 South Sepulveda Blvd. Manhattan Beach, CA 90266 Attn: Philip Paccione Telecopy: 310.406.0160
BORROWERS:

SKECHERS U.S.A., INC. II, a Delaware corporation By: /s/ David Weinberg

Name: David Weinberg Title: Chief Financial Officer SKECHERS BY MAIL, INC., a Delaware corporation By: /s/ David Weinberg

Name: David Weinberg Title: Chief Financial Officer

GUARANTORS:
SAVVA’S CAFE, INC.,
a Delaware corporation
By: /s/	David Weinberg
Name: David Weinberg
Title: Chief Executive Officer
and Chief Financial Officer
BRANDBLACK, LLC,
a California limited liability company
by: SKECHERS U.S.A., INC.,
a Delaware corporation,
its sole member and manager
By: /s/	David Weinberg
Name: David Weinberg
Title: Chief Financial Officer
and Chief Operating Officer

AGENT AND LENDERS:
BANK OF AMERICA, N.A.,
as Agent and Lender
By: /s/ Stephen King
Name: Stephen King
Title: Senior Vice President
Address:
333 South Hope Street, 13th Floor
Los Angeles, CA 90071
Attn: Stephen King
Telecopy: 312.453.5167

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Jean M. Frammolino
Name: Jean M. Frammolino
Title: Vice President
Address:
HSBC Bank USA, N.A.
452 Fifth Avenue, Fl 4
New York, New York 10018
Attn: Thomas Kainamura, SVP – Relationship Manager, Asset Based Lending
Telecopy: 212-525-2520

MUFG UNION BANK, N.A.,
as a Lender By: /s/ Pete Ehlinger

Name: Pete Ehlinger Title: Vice President Address:
445 South Figueroa Street 13th Floor Los Angeles, California 90071 Attn: Pete Ehlinger Telecopy: 213-236-6089

EXHIBIT A
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of June 30, 2015, as amended (“Loan Agreement”), among SKECHERS U.S.A., INC., a Delaware corporation (“Skechers”), Skechers U.S.A., Inc. II, a Delaware corporation (“Skechers II”), Skechers by Mail, Inc., a Delaware corporation (“Skechers By Mail” and, together with Skechers and Skechers II, collectively, the “Borrowers” and, individually, each a “Borrower”), the other Persons party thereto from time to time as Guarantors (the “Guarantors”), the financial institutions party thereto from time to time as Lenders (the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”). Unless defined herein, terms are used herein as defined in the Loan Agreement.

       (“Assignor”) and            (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $      of Assignor’s outstanding Revolver Loans and $      of Assignor’s participations in LC Obligations, and (b) the amount of $      of Assignor’s Revolver Commitment (which represents      % of the total Revolver Commitments) (the foregoing items being, collectively, “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Assignment and Acceptance shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this Assignment and Acceptance, its Revolver Commitment is $     , and the outstanding balance of its Revolver Loans and participations in LC Obligations is $     ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Assignment and Acceptance shall be governed by the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction (but giving effect to federal laws relating to national banks). If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Assignment and Acceptance shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of       .

(“Assignee”)

By—

Title:

(“Assignor”)

By—

Title:

EXHIBIT B
to
Loan and Security Agreement

FORM OF REVOLVER NOTE

, 20	$

SKECHERS U.S.A., INC., a Delaware corporation (“Skechers”), SKECHERS U.S.A., INC. II, a Delaware corporation (“Skechers II”), SKECHERS BY MAIL, INC., a Delaware corporation (“Skechers By Mail” and, together with Skechers, Skechers II and any other Person hereinafter joined as a Borrower pursuant to the Loan Agreement described below, each a “Borrower” and, collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of       (“Lender”), the principal sum of        ($     ), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Loan and Security Agreement dated as of June 30, 2015, among Borrowers, the other Persons party thereto from time to time as Guarantors, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time (the “Loan Agreement”).

Principal of and interest on this Revolver Note (this “Note”) from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date first set forth above.

SKECHERS U.S.A., INC., a Delaware corporation By:

Name:

Title:

Skechers U.S.A., Inc. II, a Delaware corporation By:

Name:

Title:

Skechers by Mail, Inc., a Delaware corporation By:

Name:

Title:

[Other Borrowers, IF ANY By:

Name:

Title: ]

EXHIBIT C
to
Loan and Security Agreement

FORM OF COMPLIANCE CERTIFICATE

This COMPLIANCE CERTIFICATE is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement, dated as of June 30, 2015 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among SKECHERS U.S.A., INC., a Delaware corporation (“Skechers”), Skechers U.S.A., Inc. II, a Delaware corporation (“Skechers II”), Skechers by Mail, Inc., a Delaware corporation (“Skechers By Mail” and, together with Skechers and Skechers II, collectively, the “Borrowers” and, individually, each a “Borrower”), the other Persons party thereto from time to time as Guarantors, the financial institutions party to thereto from time to time as Lenders (the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (in such capacity, the “Agent”). Initially capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement.

The undersigned, being a duly appointed and acting Senior Officer of the Borrower Agent, being duly authorized, hereby delivers this Compliance Certificate to Agent, pursuant to Section 10.1.2(d) of the Loan Agreement.

1. The undersigned hereby delivers to Agent [check as applicable]:

[ ] the Fiscal Year end balance sheets as of the close of Fiscal Year 20[ ] and the related statements of income, cash flow and shareholders equity for such Fiscal Year, for Skechers on a Consolidated Basis, setting forth in comparative form corresponding figures for the preceding Fiscal Year, together with the report thereon from a firm of independent certified public accountants of recognized standing reasonably acceptable to Agent as required by Section 10.1.2(a) of the Loan Agreement, dated as of , ;

[ ] the Fiscal Quarter end unaudited balance sheets as of the close of the Fiscal Quarter ended on [ ], 20[ ], and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, for Skechers on a Consolidated Basis, setting forth in comparative form corresponding figures for the preceding Fiscal Year, as required by Section 10.1.2(b) of the Loan Agreement. Such financial statements are complete and correct in all material respects and have been prepared in accordance with GAAP and fairly present in all material respects the financial position and results of operations for such Fiscal Quarter, subject to normal year-end adjustments and the absence of footnotes; or

[ ] [the month end unaudited balance sheets as of the end of [ ], 20 [ ], and the related statements of income for such month and for the portion of the Fiscal Year then elapsed, for Skechers on a Consolidated Basis, setting forth in comparative form corresponding figures for the preceding Fiscal Year, as required by Section 10.1.2(c) of the Loan Agreement. Such financial statements are complete and correct in all material respects and have been prepared in accordance with GAAP and fairly present in all material respects the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes.][1]

2. The undersigned hereby certifies that, to the best of each Borrower’s knowledge [check as applicable]:

[ ] The Obligors and the Subsidiaries are in compliance in all material respects with all federal, state, and local Environmental Laws.

[ ] The Obligors and the Subsidiaries are not in compliance in all material respects with all federal, state, and local Environmental Laws. The specific area(s) of non-compliance and Borrowers’ proposed action is listed in Exhibit A.

3. The undersigned represents and warrants to Agent and the Lenders that, except as may have been previously or concurrently disclosed to Agent in writing by Borrowers, the representations and warranties of the Obligors and the Subsidiaries contained in Section 9 of the Loan Agreement and in the other Loan Documents are true and correct on and as of the date of this Compliance Certificate as if made on and as of the date hereof (other than any such representation or warranty that relates to a specified prior date, such representations or warranties being true and correct as of the specified date relative thereto).

4. The undersigned represents and warrants to Agent and the Lenders that, as of the date of this Compliance Certificate, except as previously or concurrently disclosed to Agent in writing by Borrowers, the Obligors and the Subsidiaries are in compliance with all of their respective covenants and agreements in the Loan Agreement and the other Loan Documents, including without limitation, the following negative covenants as indicated by circling yes/no under the “Complies” column below:

Negative Covenants	Complies?
Section 10.2.1 – Permitted Debt
Section 10.2.2 – Permitted Liens
Section 10.2.4 – Distributions; Upstream Payments
Section 10.2.5 – Restricted Investments
Section 10.2.6 – Disposition of Assets
Section 10.2.7 – Loans
Section 10.2.8 – Restrictions on Payment of Certain Debt
	Yes Yes Yes Yes Yes Yes Yes	No No No No No No No

[Attached hereto as Exhibit B are true, correct and complete copies of all material agreements relating to: (i) Debt incurred pursuant to clause (i) of Section 10.2.1 of the Loan Agreement; (ii) Distributions made pursuant to clause (a)(ii) of Section 10.2.4 of the Loan Agreement; and (iii) Investments made pursuant to clause (e) of the definition of “Restricted Investment” in the Loan Agreement, in each case to the extent consummated during the period covered by the financial statements referenced in Paragraph 1 of this Compliance Certificate and not otherwise previously provided to Agent by Borrowers.]2

5. The undersigned represents and warrants to Agent and the Lenders that, to the best of his or her knowledge and based upon an examination sufficient to enable an informed statement [check as applicable]:

[ ] No Default or Event of Default exists as of the date hereof.

[ ] One or more Defaults or Events of Default exist as of the date hereof. Included within Exhibit C attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, whether it is continuing as of the date hereof and the steps being taken by the Obligors and the Subsidiaries with respect thereto. Except as so specified, no Default or Event of Default exists as of the date hereof.

6. [Attached hereto as Exhibit D is a true and accurate calculation setting forth the Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarter period ended on [      ], 20[      ]]3. [The undersigned represents and warrants that Borrowers are in compliance with the following financial covenant as indicated by circling yes/no under the “Complies” column below:

Financial Covenants	Required	Actual	Complies
Section 10.3.1 – Fixed Charge Coverage Ratio	1.10 to 1.0	to	Yes	No][4]

7. [Since the [Closing Date]5[date of the last Compliance Certificate delivered to Agent]:

a) no Obligor has registered any Intellectual Property with, or acquired any Intellectual Property that is registered with, the United States Patent and Trademark Office or the United States Copyright Office[, except as set forth on Exhibit E-1 hereto]; and

b) no Obligor or Subsidiary has become party to or bound by any collective bargaining agreement[, except as set forth on Exhibit E-2 hereto].]6

Date of execution of this Compliance Certificate:       ,       .

BORROWER AGENT:

SKECHERS U.S.A., INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

to

COMPLIANCE CERTIFICATE

dated
______________, 20__

The following is attached to and made a part of the above referenced Compliance Certificate.

[specify non-compliance with Environmental Laws and proposed action]EXHIBIT B to

COMPLIANCE CERTIFICATE

dated
______________, 20__

The following is attached to and made a part of the above referenced Compliance Certificate.

[copies of material agreements]7EXHIBIT C

to

COMPLIANCE CERTIFICATE

dated

______________, 20___

[specify Defaults or Events of Defaults]
EXHIBIT D

to

COMPLIANCE CERTIFICATE8

($ in 000’s)

FINANCIAL COVENANT COMPLIANCE

For the month ended __________________, 20__
and calculated as of the trailing twelve month period most recently ended (“Subject Period”).

I.	Section 10.3.1 – Fixed Charge Coverage Ratio[9]
—
	A.	EBITDA for Subject Period:
—
		1.	Net income for Skechers on a Consolidated Basis for Subject Period:	$

		2.	Consolidated interest expense for Subject Period:	$

		3.	Consolidated provision for income tax expense for Subject Period:	$

		4.	Consolidated depreciation (including deferred financing costs and intangibles) expenses for Subject Period:	$

		5.	Consolidated amortization expenses (including deferred financing costs and intangibles) for Subject Period:	$

		6.	Consolidated gains arising from the sale of capital assets for Subject Period:	$

		7.	Consolidated losses arising from the sale of capital assets for Subject Period:	$

		8.	Extraordinary gains for Subject Period:	$

		9.	Non-cash extraordinary losses for Subject Period:	$

		10.	Non-cash stock compensation expenses	$

		11.	EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 – 6 + 7 – 8 + 9 + 10):	$

	B.	Capital Expenditures (other than those financed with Debt other than Revolver Loans) for Subject Period:		$
—

	C.	Cash taxes paid for Subject Period:		$
—

	D.	Fixed Charges for Subject Period:
—
		1.	Interest expense (other than payment-in-kind) paid in cash:	$

		2.	Scheduled principal payments made on Debt:	$

		3.	Distributions made (other than Distributions made in-kind and excluding, for the avoidance of doubt, any Upstream Payments):	$

		4.	Fixed Charges (Lines I.C.1 + 2 + 3):	$

	E.	Fixed Charge Coverage Ratio ((Line I.A.12 – Line I.B – Line I.C) ÷ Line I.D.4)		__________ to 1.00
—

EXHIBIT E-1

to

COMPLIANCE CERTIFICATE

dated

______________, 20___

[List all new registered Intellectual Property since the last Compliance Certificate or since the
Closing Date]

EXHIBIT E-2

to

COMPLIANCE CERTIFICATE

dated

______________, 20___

[List of all new collective bargaining agreements since the last Compliance Certificate or since the Closing Date]

EXHIBIT D
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of June 30, 2015, as amended (“Loan Agreement”), among SKECHERS U.S.A., INC., a Delaware corporation (“Skechers”), Skechers U.S.A., Inc. II, a Delaware corporation (“Skechers II”), Skechers by Mail, Inc., a Delaware corporation (“Skechers By Mail” and, together with Skechers and Skechers II, collectively, the “Borrowers” and, individually, each a “Borrower”), the other Persons party thereto from time to time as Guarantors (the “Guarantors”), the financial institutions party thereto from time to time as Lenders (the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”); and (2) the Assignment and Acceptance dated as of       , 20      (“Assignment”), between        (“Assignor”) and       (“Assignee”). Capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment (a) a principal amount of $      of Assignor’s outstanding Revolver Loans and $      of Assignor’s participations in LC Obligations, and (b) the amount of $      of Assignor’s Revolver Commitment (which represents      % of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of [      ] (the “Effective Date”), provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment contemplated by this Assignment Notice, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $     , and Assignee’s Revolver Commitment to be increased by $     .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of       .

(“Assignee”)

By—

Title:

(“Assignor”)

By—

Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

By—

Title:

• No signature required if Assignee is a Lender, Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By—

Title:

SCHEDULE P-1
to
Loan and Security Agreement

PERMITTED HOLDERS

“Permitted Holders” means Robert Greenberg and any of his Affiliates (other than Skechers and any of its Subsidiaries), Family Members of Robert Greenberg, Family Trusts of Robert Greenberg, and any Family Trust of a Family Member of Robert Greenberg.

For purposes of this Schedule, “Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual and “Family Trust” means, with respect to any individual, any trust or other estate planning vehicle established for the benefit of such individual or Family Members of such individual and in respect of which such individual or a Family Member of such individual serves as trustee or in a similar capacity.

For the sake of clarification, as of the Closing Date, Permitted Holders include, without limitation, (a) the Robert Y. Greenberg 2012 Annuity Trust, executed on March 7, 2012, by and among Robert Y. Greenberg, as the settler, and Gil N. Schwartzberg, as the trustee, as in effect on March 7, 2012, (b) the Robert Y. Greenberg 2014 Annuity Trust, executed on January 21, 2014, by and among Robert Y. Greenberg, as the settler, and Gil N. Schwartzberg, as the trustee, as in effect on January 21, 2014, (c) the M. Susan Greenberg 2012 Annuity Trust, executed on March 7, 2012, by and among M. Susan Greenberg, as the settler, and Gil N. Schwartzberg, as the trustee, as in effect on March 7, 2012, and (d) the M. Susan Greenberg 2014 Annuity Trust, executed on January 21, 2014, by and among M. Susan Greenberg, as the settler, and Gil N. Schwartzberg, as the trustee, as in effect on January 21, 2014.

SCHEDULE 1.1
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment

Bank of America, N.A.	$100,000,000

HSBC Bank USA, National Association	$75,000,000

MUFG Union Bank, N.A.	$75,000,000

TOTAL:	$250,000,000

SCHEDULE 2.3.1
to
Loan and Security Agreement

EXISTING LETTERS OF CREDIT

Customer Reference Bank Reference Beneficiary Name Applicant Name Issue Date Expiry / Maturity Date Outstanding Amount-USD
Documentary Banker's Acceptance
00000064667184	00000064667184	J. YOUNG CO., LTD.	SKECHERS SARL		20 Jul 2015	56,604.72
						USD

00000064667186	00000064667186	ASMARA INTERNATIONAL LIMITED	SKECHERS USA, INC.		10 Jul 2015	81,454.15
						USD

00000064667187	00000064667187	J. YOUNG CO., LTD.	SKECHERS SARL		15 Jul 2015	34,469.40
						USD

00000064667191	00000064667191	J. YOUNG CO., LTD.	SKECHERS SARL		22 Jul 2015	139,332.90
						USD

Documentary Letters of Credit

10RI1556164	00000064667186	ASMARA INTERNATIONAL LIMITED	SKECHERS USA, INC.	09 Mar 2015	02 Oct 2015	203,332.97
						USD

10RI1565609	00000064667192	LUEN THAI MACAO COMMERCIAL	SKECHERS USA, INC.	24 Jun 2015	08 Sep 2015	100,874.18
						USD

10RI2413021	00000064667190	HANGZHOU FUJIE OUTDOOR PRODUCTS IN	SKECHERS USA, INC.	02 Apr 2015	30 Aug 2015	111,600.00
						USD

10RI776908	00000064667191	J. YOUNG CO., LTD.	SKECHERS SARL	14 Apr 2015	05 Aug 2015	87,410.40
						USD

10RI802920	00000064667184	J. YOUNG CO., LTD.	SKECHERS SARL	26 Jan 2015	20 Aug 2015	60,533.40
						USD

Standby Letters of Credit

00000003049706	00000003049706	3 TIMES SQUARE ASSOCIATES, LLC	SKECHERS USA, INC.	21 Jun 2002	31 Oct 2015	108,500.00
						USD

10RS100504	00000003043561	FEDERAL INSURANCE COMPANY	SKECHERS USA, INC.	21 Oct 2004	19 Aug 2015	65,000.00
						USD

10RS675	00000003120611	SENTRY INSURANCE A MUTUAL COMPANY	SKECHERS USA, INC.	31 May 2013	31 May 2016	1,475,000.00
						USD

10RSTRAVELERS	00000003067114	THE TRAVELERS INDEMNITY COMPANY	SKECHERS USA, INC.	13 Sep 2005	20 Jul 2015	2,200,000.00
						USD

SCHEDULE 7.3
to
Loan and Security Agreement

PLEDGED EQUITY

Pledgor / Obligor	Pledged Company	Number of Shares or	Class of Interests	Percentage of Class	Percentage of Class	Certificate Nos.
		Units		Owned	Pledged
Skechers U.S.A., Inc.	Skechers USA, Inc. II	1,000	Common	100%	100%	1

Skechers U.S.A., Inc.	Skechers By Mail, Inc.	100	Common	100%	100%	1

Skechers U.S.A., Inc.	Savva’s Cafe, Inc.	9,500	Common	100%	100%	3

Skechers U.S.A., Inc.	BrandBlack, LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	Skechers Collection, LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	Skechers Sport, LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	SKX Illinois, LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	Duncan Investments, LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	Sepulveda Blvd. Properties, LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	Skechers R.B., LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	Sepulveda Design Center, LLC	n/a	LLC Interests	100%	100%	n/a

Skechers U.S.A., Inc.	Skechers USA Canada, Inc.	100	Common	100%	65%	2

Skechers U.S.A., Inc.	Skechers Holdings Jersey Limited	100	Common	100%	65%	4

Skechers U.S.A., Inc.	Skechers International	n/a	Partnership Interests	90%	58.5%	n/a

Skechers U.S.A., Inc. II	Skechers International	n/a	Partnership Interests	10%	6.5%	n/a

Skechers U.S.A., Inc.	Skechers International II	n/a	Partnership Interests	8.6%	8.6%	n/a

Skechers U.S.A., Inc.	Skechers (Thailand) Limited.	15,300	JV Interests (Shares)	51%	51%	11[10]

Skechers U.S.A., Inc.	Skechers Do Brasil Calcados Ltda	n/a	n/a	0.01%	0.01%	n/a

Other Investment Property:

1. See disclosure letter delivered to Agent regarding Deposit Accounts and Securities Accounts owned by Obligors.

2. See Schedule 9.1.4(a).SCHEDULE 8.6.1
to
Loan and Security Agreement

BUSINESS LOCATIONS

As of the Closing Date, the Obligors have the following business locations:

a)	228 Manhattan Beach Blvd., Manhattan Beach, CA 90266

b)	225 South Sepulveda Blvd., Manhattan Beach, CA 90266

c)	330 South Sepulveda Blvd., Manhattan Beach, CA 90266

d)	3201 Pacific Coast Highway, Hermosa Beach, CA 90254

e)	3001 Pacific Coast Highway, Hermosa Beach, CA 90254

f)	2901 Pacific Coast Highway, Hermosa Beach, CA 90254

g)	2851 Pacific Coast Highway, Hermosa Beach, CA 90254

h)	3125 Pacific Coast Highway, Hermosa Beach, CA 90254

i)	744 Longfellow Avenue, Hermosa Beach, CA 90254

j)	29800 Eucalyptus Avenue, Moreno Valley, CA 92555

SCHEDULE 9.1.4(a)
to
Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	Corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares

Skechers U.S.A., Inc.	Delaware	100,000,000 Class A Common shares 60,000,000 Class B Common shares 10,000,000 Preferred shares	41,551,376 Class A Common shares 10,469,918 Class B Common shares 0 Preferred shares

Skechers U.S.A., Inc. II	Delaware	1,000 common shares	1,000 common shares

Skechers By Mail, Inc.	Delaware	10,000 common shares	100 common shares

Savva’s Cafe, Inc.	Delaware	100,000 common shares	9,500 common shares

BrandBlack, LLC	Delaware	LLC Interests	n/a

Skechers Collection, LLC	California	LLC Interests	n/a

Skechers Sport, LLC	California	LLC Interests	n/a

SKX Illinois, LLC	Illinois	LLC Interests	n/a

Duncan Investments, LLC	California	LLC Interests	n/a

Sepulveda Blvd. Properties, LLC	California	LLC Interests	n/a

Skechers R.B., LLC	Delaware	LLC Interests	n/a

Sepulveda Design Center, LLC	California	LLC Interests	n/a

HF Logistics-SKX, LLC[11]	Delaware	LLC Interests	n/a

HF Logistics-SKX T1, LLC[12]	Delaware	LLC Interests	n/a

HF Logistics-SKX T2, LLC[13]	Delaware	LLC Interests	n/a

Skechers USA, Ltd.	United Kingdom

Skechers USA Canada, Inc.	Canada

Skechers USA Iberia, S.L.	Spain

Skechers USA Deutschland GmbH	Germany

Skechers USA France S.A.S.	France

Skechers CEE Kft.	Hungary

Skechers EDC SPRL	Belgium

Skechers USA Benelux B.V.	Netherlands

Skechers USA Italia S.r.l.	Italy

Skechers S.a.r.l.	Switzerland

Skechers Footwear (Dongguan) Co., Ltd.	China

Skechers Holdings Jersey Limited	Jersey

Skechers USA Mauritius 10	Mauritius

Skechers USA Mauritius 90	Mauritius

Skechers China Business Trust	Jersey

Skechers Holdings Mauritius	Mauritius

Skechers Do Brasil Calcados LTDA	Brazil

Skechers Japan GK	Japan

Comercializadora Skechers Chile Limitada	Chile

Skechers USA Portugal Unipessoal Limitada	Portugal

Skechers International	Jersey

Skechers International II	Jersey

Skechers Singapore Pte. Limited	Singapore

Skechers (Thailand) Limited	Thailand

Skechers Malaysia Sdn Bhd	Malaysia

Skechers Trading (Shanghai) Co. Ltd.	PRC

Skechers China Limited	Hong Kong

Skechers Hong Kong Limited	Hong Kong

Skechers Guangzhou Co., Ltd.	PRC

Skechers Southeast Asia Limited	Hong Kong

Skechers Macau Limited	Macau

Skechers South Asia Private Limited	India

Skechers Retail India Private Limited	India

Skechers Panama, LLC	Panama

Skechers Peru, S.A.	Peru

Skechers Colombia, S.A.S.	Columbia

Sepulveda Footwear Costa Rica, S.R.L.	Costa Rica

Skechers Latin America, LLC	Panama

2.	The record holders of Equity Interests of Borrowers and each Subsidiary (including the number of issued shares (other than for any Foreign Subsidiary)) are as follows:

Name	Record Owner

Skechers U.S.A., Inc.	Class A common shares are publicly traded The ownership of Class B shares as of the Closing Date has been separately disclosed to the Agent.

Skechers U.S.A., Inc. II	Skechers U.S.A., Inc. (100%)

Skechers By Mail, Inc.	Skechers U.S.A., Inc. (100%)

Savva’s Cafe, Inc.	Skechers U.S.A., Inc. (100%)

BrandBlack, LLC	Skechers U.S.A., Inc. (100%)

Skechers Collection, LLC	Skechers U.S.A., Inc. (100%)

Skechers Sport, LLC	Skechers U.S.A., Inc. (100%)

SKX Illinois, LLC	Skechers U.S.A., Inc. (100%)

Duncan Investments, LLC	Skechers U.S.A., Inc. (100%)

Sepulveda Blvd. Properties, LLC	Skechers U.S.A., Inc. (100%)

Skechers R.B., LLC	Skechers U.S.A., Inc. (100%)

Sepulveda Design Center, LLC	Skechers U.S.A., Inc. (100%)

HF Logistics-SKX, LLC[14]	HF Logistics I, LLC (50%) Skechers R.B., LLC (50%)

HF Logistics-SKX T1, LLC[15]	HF Logistics-SKX, LLC (100%)

HF Logistics-SKX T2, LLC[16]	HF Logistics-SKX, LLC (100%)

Skechers USA, Ltd.	Skechers Sarl (100%)

Skechers USA Canada, Inc.	Skechers USA, Inc. (100%)

Skechers USA Iberia, S.L.	Skechers Sarl (100%)

Skechers USA Deutschland GmbH	Skechers Sarl (100%)

Skechers USA France S.A.S.	Skechers Sarl (100%)

Skechers CEE Kft.	Skechers Sarl (100%)

Skechers EDC SPRL	Skechers International (100%)

Skechers USA Benelux B.V.	Skechers International (100%)

Skechers USA Italia S.r.l.	Skechers Sarl (100%)

Skechers S.a.r.l.	Skechers International (100%)

Skechers Footwear (Dongguan) Co., Ltd.	Skechers Holdings Mauritius (100%)

Skechers Holdings Jersey Limited	Skechers USA, Inc. (100%)

Skechers USA Mauritius 10	Skechers Holdings Jersey Limited (100%)

Skechers USA Mauritius 90	Skechers Holdings Jersey Limited (100%)

Skechers China Business Trust	Skechers Mauritius 10 (10%) Skechers Mauritius 90 (90%)

Skechers Holdings Mauritius	Skechers China Business Trust (100%)

Skechers Do Brasil Calcados LTDA	Skechers USA, Inc. (0.01%) Skechers Sarl (99.99%)

Skechers Japan GK	Skechers Sarl (100%)

Comercializadora Skechers Chile Limitada	Skechers International (0.000017%) Skechers Sarl (99.999983%)

Skechers USA Portugal Unipessoal Limitada	Skechers Sarl (100%)

Skechers International	Skechers USA, Inc. (90%) Skechers USA, Inc. II (10%)

Skechers International II	Skechers USA, Inc. (8.6%) Skechers International (91.4%)

Skechers Singapore Pte. Limited	Skechers Southeast Asia Limited (100%)

Skechers (Thailand) Limited	Skechers USA, Inc. (51%) Luen On Investment Holdings Limited (49%)

Skechers Malaysia Sdn Bhd	Skechers Southeast Asia Limited (100%)

Skechers Trading (Shanghai) Co. Ltd.	Skechers China Limited (100%)

Skechers China Limited	Skechers Sarl (50%) Luen Thai Enterprise Limited (50%)

Skechers Hong Kong Limited	Skechers China Limited (70%) Onwel Sales Limited (30%)

Skechers Guangzhou Co., Ltd.	Skechers China Limited (100%)

Skechers Southeast Asia Limited	Skechers Sarl (50%) Luen On Investment Holdings Limited (50%)

Skechers Macau Limited	Skechers Hong Kong Limited (96%) Skechers Southeast Asia Limited (4%)[17]

Skechers South Asia Private Limited	Skechers USA Benelux B.V. (51%) Tirumal Trading & Investment Counsultants Private Limited (49%)

Skechers Retail India Private Limited	Skechers Sarl (49%) Tirumal Trading & Investment Counsultants Private Limited (49%) Kamlesh Gupta (2%)

Skechers Panama, LLC	Skechers Sarl (100%)

Skechers Peru, S.A.	Skechers Sarl (100%)

Skechers Colombia, S.A.S.	Skechers Sarl (100%)

Sepulveda Footwear Costa Rica, S.R.L.	Skechers Sarl (100%)

Skechers Latin America, LLC	Skechers Sarl (100%)

3.	Each of the following Subsidiaries is a real estate holding company:

•	Duncan Investments, LLC

•	Sepulveda Blvd. Properties, LLC

•	Skechers R.B., LLC

•	Sepulveda Design Center, LLC

SCHEDULE 9.1.4(b)
to
Loan and Security Agreement

CLOSING DATE DEBT

Obligor (Debtor)	Lender of Debt	Amount of Debt	Description Of Debt
Skechers U.S.A., Inc.	Banc of America Leasing & Capital, LLC	15,047,710
Note payable to
banks, due in
monthly
installments of
$531,400 (includes
principal and
interest),
fixed-rate interest
at 3.54% per annum,
secured by
property, balloon
payment of
$12,635,000 due
December 2015.

Skechers U.S.A., Inc.	Banc of America Leasing & Capital, LLC	16,543,608
Note payable to
banks, due in
monthly
installments of
$483,900 (includes
principal and
interest),
fixed-rate interest
at 3.19% per annum,
secured by
property, balloon
payment of
$11,670,000 due
June 2016.

SCHEDULE 9.1.11
to
Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

See Next Page.

SCHEDULE 9.1.14
to
Loan and Security Agreement

ENVIRONMENTAL MATTERS

None.

SCHEDULE 9.1.15
to
Loan and Security Agreement

RESTRICTIVE AGREEMENTS

None.

SCHEDULE 9.1.16
to
Loan and Security Agreement

COMMERCIAL TORT CLAIMS
None.SCHEDULE 9.1.18
to
Loan and Security Agreement

PENSION PLAN DISCLOSURES
None.SCHEDULE 9.1.20
to
Loan and Security Agreement

LABOR CONTRACTS

None.

SCHEDULE 10.2.2
to
Loan and Security Agreement

EXISTING LIENS

Security and other interests described in the following UCC Financing Statements shall constitute existing Liens under this Agreement

Skechers U.S.A., Inc.

Filing Office	File Number and Date	Secured Party

Delaware Secretary of State	2011 0003718 01/03/2011	Bank of Utah, as Agent

Delaware Secretary of State	2014 0788752 02/24/2014	Navitas Lease Corp.

California Secretary of State	13-7362564996 05/16/2013	Navitas Lease Corp.

Riverside County Recorder	2011-0007850 01/06/2011	Bank of Utah, as Agent

SCHEDULE 10.2.5
to
Loan and Security Agreement

CLOSING DATE INVESTMENTS

None.SCHEDULE 10.2.7
to
Loan and Security Agreement

CLOSING DATE INTERCOMPANY LOANS

None.SCHEDULE 10.2.17
to
Loan and Security Agreement

AFFILIATE TRANSACTIONS

That certain Distribution Agreement, dated December 30, 2005, as amended from time to time, by and between Skechers U.S.A., Inc. II and Skechers U.S.A. Canada, Inc. pursuant to which Skechers U.S.A., Canada Inc. purchases footwear products from Skechers U.S.A., Inc. II bearing certain Skechers U.S.A., Inc. II-owned trademarks for resale within Canada.

[1]	Per Section 10.1.2(c) of the Loan Agreement, monthly financials are only required during a Dominion Period

[2]	Include relevant portions of bracketed paragraphs as applicable.

[3]	A Compliance Certificate containing this FCCR calculation is required to be delivered at the start of any Covenant Testing Period, and such FCCR calculation shall be included for any other Compliance Certificate delivered during a Covenant Testing Period.

[4]	Bracketed language regarding compliance only required to be included during a Covenant Testing Period.

[5]	Use Closing Date only for the first Compliance Certificate delivered after the Closing Date.

[6]	This certification (including sub-clauses (a), (b) and (c)) shall be included with each quarterly Compliance Certificate.

[7]	Attach true, correct and complete copies of all material agreements relating to (i) Debt incurred pursuant to clause (i) of Section 10.2.1 of the Loan Agreement; (ii) Distributions made pursuant to clause (a)(ii) of Section 10.2.4 of the Loan Agreement; and (iii) Investments made pursuant to clause (e) of the definition of “Restricted Investment” in the Loan Agreement, in each case to the extent consummated during the period covered by the financial statements referenced in Paragraph 1 of this Compliance Certificate.

[8]	Calculation of Fixed Charge Coverage Ratio is only required to be included during a Covenant Testing Period.

[9]	For the purposes of calculating EBITDA for any period of 4 consecutive Fiscal Quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), Borrowers or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

[10]	Skechers will deliver to Agent stock certificate number 10, representing 29,999 shares, on the Closing Date. This certificate and does not reflect Skechers’ actual current ownership of 15,300 shares. Certificate number 10 will be cancelled and exchanged for a new stock certificate (numbered 11, representing 15,300 shares) post-closing (see Section 6.3(d)).

[11]	This entity is a joint venture, not a Subsidiary.

[12]	This entity is a subsidiary of HF-Logistics-SKX, LLC.

[13]	This entity is a subsidiary of HF-Logistics-SKX, LLC

[14]	This entity is a joint venture, not a Subsidiary.

[15]	This entity is a joint venture, not a Subsidiary.

[16]	This entity is a subsidiary of HF-Logistics-SKX, LLC

[17]	Held in trust for Skechers USA, Inc.